Registration File No. _______________

As filed with the Securities and Exchange Commission on January 24, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________

LIBERTY SILVER CORP.

 (Exact name of registrant as specified in its charter)

Nevada	1000	32-0196442
(State or other jurisdiction of incorporation)	(primary standard industrial classification code)	(IRS Employer Identification Number)

181 Bay Street, Suite 2330 Toronto, Ontario, Canada, M5J 3T3
(Address of principal executive offices)
888-749-4916
Registrant’s telephone number, including area code
Copies to:
Gary S. Joiner, Esq.
Frascona, Joiner, Goodman and Greenstein, P.C.
4750 Table Mesa Drive,
Boulder, Colorado 80305
Telephone: (303) 494-3000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	12,610,833 (1)	$0.73	$9,205,908	$1,255.69
TOTAL	12,610,833		$9,205,908	$1,255.69

(1)

Includes a total of (i) 2,983,333 currently issued and outstanding shares, of which 2,583,333 were issued by the Company in conjunction with a property acquisition transaction and 400,000 were issued upon exercise of warrants; and (ii) a total of 9,627,500 shares issuable upon exercise of outstanding warrants.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 24, 2013

LIBERTY SILVER CORP.
12,610,833 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 12,610,833 shares of common stock, including a total of (i) 2,983,333 currently issued and outstanding shares of which 2,583,333 were issued by the Company in conjunction with a property acquisition transaction, and 400,000 were issued upon exercise of warrants; and (ii) a total of 9,627,500 shares issuable upon exercise of outstanding warrants. The selling stockholders may sell common stock from time to time in any market on which the stock is traded at the prevailing market price or in negotiated transactions.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We will receive the exercise price of the warrants to the extent they are not exercised on a net or cashless exercise basis.

Our common stock is currently quoted on the Toronto Stock Exchange under the symbol “LSL.TO” and is traded on the Grey Market under the symbol “LBSV”.  The last reported sales price per share of our common stock as reported by the Toronto Stock Exchange on January 22, 2013, was CDN $0.51.   The last reported sales price per share of our common stock as reported by the Grey Market on January 22, 2013, was US $0.47.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is January 24, 2013.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	7
RISK FACTORS	8
USE OF PROCEEDS	13
DESCRIPTION OF TRANSACTIONS	13
DETERMINATION OF OFFERING PRICE	13
SELLING STOCKHOLDERS	13
PLAN OF DISTRIBUTION	16
DESCRIPTION OF SECURITIES TO BE REGISTERED	17
INTEREST OF NAMED EXPERTS AND COUNSEL	19
DESCRIPTION OF BUSINESS	19
PROPERTIES	21
LEGAL PROCEEDINGS	32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	39
DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE	39
EXECUTIVE COMPENSATION	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	47

LEGAL MATTERS	49
EXPERTS	49
AVAILABLE INFORMATION	49
INDEX TO FINANCIAL STATEMENTS	50

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Liberty”, Liberty Silver”, the “Company,” the “Corporation”, “we,” “us,” and “our” refer Liberty Silver Corp.

Liberty Silver Corp.

Business Overview

Liberty Silver Corp. is an exploration stage company that engages principally in the acquisition, exploration, and development of  properties containing mineralized material. We have not yet begun development stage activities. We were incorporated on February 20, 2007 under the laws of the state of Nevada under the name Lincoln Mining Corp, and changed our name to Liberty Silver Corp. on February 11, 2010.  Our current business operations are focused on exploring and then developing the Trinity Silver property located in Pershing County, Nevada (the “Trinity Project”).  We acquired our interest in the Trinity Project through an Exploration Earn-In Agreement dated March 29, 2010.  A more detailed discussion of the Trinity Project and of the current status of our business operations is provided under the section “Description of Business”.

We are considered to be an exploration stage company because we have not yet generated any revenues from operations.  Our ability to emerge from the exploration stage into the development stage or the production stage is dependent, among other things, upon obtaining additional financing to continue operations, and to continue to explore and develop the Trinity Project. We do not have any current funding agreements and there cannot be any assurance that we will be able to raise additional funding. These factors, among others, have led our auditors to raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principal Place of Business

Our executive offices are located at 181 Bay Street, Suite 2330, Toronto, Ontario, Canada, M5J3T3, and our telephone number is 888-749-4916.

The Offering

Common stock outstanding prior to the offering	83,694,167 shares
Common stock offered by selling stockholders

Up to 12,610,833 shares of common stock including: a total of (i) 2,983,333 currently issued and outstanding shares of which 2,583,333 were issued by the Company in conjunction with a property acquisition transaction, and 400,000 were issued upon exercise of warrants; and (ii) a total of 9,627,500 shares issuable upon exercise of outstanding warrants.  See “Description of Transactions.”

Common stock to be outstanding after the offering.	93,321,667 shares (1)
Use of proceeds

We will not receive any proceeds from the sale of the common stock hereunder. We will receive the exercise price of the warrants to the extent they are not exercised on a net or cashless exercise basis. Any proceeds received from exercise of warrants will be used for payment of general corporate and operating expenses. See “Use of Proceeds.”

Toronto Stock Exchange Symbol	LSL.TO
Grey Market Symbol	LBSV

(1)

Reflects the issuance of 9,627,500 shares upon exercise of all warrants being registered hereunder.

Summary Financial Information

The following is a summary of our unaudited and audited financial information for the periods indicated, including unaudited financial statements for the interim period ended September 30, 2012 and audited financial statements for the fiscal years ended June 30, 2012 and June 30, 2011 which are included elsewhere in this Prospectus.  You should read the following data together with the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as with our financial statements and the notes thereto, which accompany this Prospectus.

	Fiscal period ended September 30, 2012 (unaudited)	Fiscal year ended June 30, 2012 (audited)	Fiscal year ended June 30, 2011 (audited)

Operating Statement Data:
Revenues	$nil	$nil	$nil
Expenses	$1,639,870	$5,681,977	$1,463,758
Profit (Loss) from Operations	$(1,639,870)	$(5,681,977)	$(1,463,758)
Net Loss	$1,639,951	$(5,682,146)	$(1,463,065)
Net Profit (Loss) Per Share	$(0.02)	$(0.08)	$(0.02)

Balance Sheet Data:
Total Assets	$1,309,940	$1,956,416	$124,528
Total Liabilities	$157,714	$167,948	$578,320
Common stock issued and outstanding	80,810,834	80,710,834	69,733,334
Shareholders’ Equity (Deficiency)	$1,152,226	$1,788,468	$(453,792)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain, in addition to historical information, forward-looking statements. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in these statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in, or incorporated by reference into, the Risk Factors section of this prospectus. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

RISK FACTORS

THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

Risks Related to Our Business

Substantial additional capital will be required for us to continue our exploration activities at the Trinity Project.  If we cannot raise additional capital as needed, our ability to execute our business plan and fund our ongoing operations will be in jeopardy.

We require substantial additional capital to continue our exploration activities, and will need to explore various financing alternatives to meet our projected costs and expenses related to further exploration and development of the Trinity Project. There is no assurance that we will be able to obtain the necessary on favorable terms, or at all. Additionally, if the actual costs to execute our business plan are significantly higher than expected, we may not have sufficient funds to cover these costs and we may not be able to obtain other sources of financing. The failure to obtain all necessary financing would prevent us from executing our business plan and would impede our ability to sustain operations or become profitable, and we could be forced to cease our operations.

Our property is in the exploration stage. There is substantial risk that no commercially exploitable minerals will be found and that funds we expend on exploration will be lost.  If we do not discover any mineralized material in a commercially exploitable quantity, our business could fail.

Exploration for minerals is a speculative venture involving substantial risk.  New mineral exploration companies encounter difficulties, and there is a high rate of failure of such enterprises.  The expenditures we may make in the exploration of the mineral concessions may not result in the discovery of commercial quantities of minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, additional costs and expenses that may exceed current estimates, unusual or unexpected mineral formations, and other geological conditions.  If we find mineral reserves which we decide to extract, of which there is no guarantee, we may face additional problems, expenses, difficulties and complications which make mining the ore unprofitable. If we encounter any or all of these unanticipated problems, we may be unable to successfully put our Trinity Project into production.

Because we may never earn revenues from our operations and may never operate profitably, our business may fail and cause investors to lose their entire investment in our company.

We have yet to generate revenues from operations or positive earnings and there can be no assurance that we will ever generate revenues or operate profitably. We have a limited operating history and are in the exploration stage. Our success is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties or selling the rights to exploit those mineral reserves. If our business plan is not successful and we are not able to generate revenues from operations and operate profitably, then our stock may become worthless and investors may lose all of their investment in our company. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Mineral operations are subject to applicable law and government regulation. Even if we discover mineralized material in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineralized material. If we cannot exploit any mineralized material that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various federal, state, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.  We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Our rights to the Trinity Project are derived through an Exploration Earn-In Agreement with Renaissance Exploration Inc., which is subject to the terms of an underlying Minerals Lease and Sublease between Renaissance and Newmont Mining USA Limited, a Delaware corporation.  The Minerals Lease and Sublease provides Newmont Mining USA Limited with certain rights that, if exercised, would limit our interest in the Trinity Project.

Our rights to the Trinity Project are derived through an Exploration Earn-In Agreement with Renaissance Exploration Inc. (“Renaissance”).  Renaissance, in turn, derives its rights to the Trinity Project through a Minerals Lease and Sublease dated July 29, 2005 (the “Lease”) with Newmont Mining USA Limited, a Delaware corporation (“Newmont”) which owns or leases the various unpatented mining claims and portions of private land comprising the Trinity Project. The Lease provides Newmont with certain rights that, if exercised, would limit our interest in the Trinity Project.    Specifically, the Lease gives Newmont the right to elect, in certain circumstances, to enter into a joint venture with Renaissance covering the Trinity Project and any other real property interests that Renaissance holds or acquires within the Trinity Project, or the right to elect to receive a royalty on all mineral production from such properties (See “PROPERTIES – Trinity Project Agreements”).  Should Newmont elect to exercise its right to participate in a joint venture with Renaissance, Newmont would own a majority interest in the joint venture and would be appointed as the manager of the joint venture.  In that event, our interest under the Exploration Earn-In Agreement would be reduced to a minority position (we would be entitled to 70% of the remaining interest of Renaissance in the project), and we would no longer have the authority to make management decisions regarding future exploration and development of the property.   In the event Newmont does not elect to exercise its right to participate in a joint venture with respect to the Trinity Project, it would continue to have the right to be paid a royalty of up to 5% of the net smelter returns generated from the properties comprising the Trinity Project.  In such event, Newmont’s right to receive a royalty would reduce the amount of revenue that we could derive from the Trinity Project.

Our ability to enforce our rights with respect to the Trinity Project may be adversely affected by the fact that rights to mineral claims and leases often involve uncertainties, and by the fact that most of the properties comprising the Trinity Project are held by third parties over which we have no direct control.

Rights to surface and subsurface mining properties often involve inherent risks due to the difficulties of determining the validity of certain claims, as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mining properties.  These types of inherent risks and ambiguities may adversely affect our rights and claims in the properties comprising the Trinity Project.  Our rights and claims in such properties may also be adversely affected by the fact that we do not have a direct ownership interest in most of the properties comprising the Trinity Project.   Such properties, which consist of a combination of unpatented mining claims, leased properties, and land owned in fee title, are held by third parties over which we have no direct control.   Although we believe we have valid rights and claims in the properties comprising the Trinity Project through contractual agreements, and although we have taken what we believe to be the remaining reasonable steps to verify and protect our rights and claims in accordance with industry standards for the current stage of exploration of such properties, there is no assurance that the validity of our claims will not be challenged.  Our rights and claims in the properties comprising the Trinity Project could be subject to previously undetected defects such as unregistered prior agreements or transfers, or third parties, over which we have no direct control, could assert claims or take actions which adversely affect our ability to operate and enforce our rights with respect to the Trinity Project.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel.  If we fail to retain our key personnel, we may have to cease operations.

Our ability to continue to explore and develop our mineral concessions, if warranted, is, in large part, dependent upon our ability to attract and maintain qualified key personnel. There is competition for such personnel, and there can be no assurance that we will be able to attract and retain them. We may not be able to find qualified geologists and mining engineers on a timely basis or at all to pursue our business plan.  Furthermore, if we are able to find qualified employees, the cost to hire them may be too great because there may be other companies that pay at a higher rate than we are able to pay.  Our progress now and in the future will depend on the efforts of key management figures, such as R. Geoffrey ‘Geoff’ Browne, our Chief Executive Officer, and William Tafuri, the Project Manager for the Trinity Project, and on our ability to hire additional key personnel as needed in the future to continue to explore and develop our mineral concessions and pursue our business plan.  The loss of current key personnel or our inability to hire additional key personnel in the future could have a material adverse effect on our business and could require us to cease operations or to cause our business to fail.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the federal regulations (environmental, Bureau of Land Management) and the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain additional work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Mineral exploration and development is subject to extraordinary operating risks. We currently insure against these risks on a limited basis. In the event of a cave-in or similar occurrence, our liability may exceed our resources and insurance coverage, which would have an adverse impact on our company.

Mineral exploration, development and production involve many risks. Our operations will be subject to all the hazards and risks inherent in the exploration for mineralized materials and, if we discover mineralized materials in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of those mineralized materials, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment.  As of the date hereof, the Company currently maintains commercial general liability insurance with general aggregate coverage of $10,000,000, and umbrella liability insurance with aggregate coverage of $1,000,000 against these operating hazards, in connection with its exploration program.  The payment of any liabilities that arise from any such occurrence that would not otherwise be covered under the current insurance policies would have a material adverse impact on our company.

Silver prices are highly volatile. If a profitable silver market does not exist, we may have to cease operations.

Silver prices have been highly volatile, and are affected by numerous international economic and political factors over which we have no control.  Our long-term success is highly dependent upon the price of silver, as the economic feasibility of any ore body discovered on our current property, or on other properties we may acquire in the future, would, in large part, be determined by the prevailing market price of silver. If a profitable market does not exist, we may have to cease operations.

The silver exploration and mining industry is highly competitive.

The silver industry is highly competitive, and we are required to compete with other corporations and business entities, many of which have greater resources than ours. Such corporations and other business entities could outbid us for potential projects or produce minerals at lower costs, which would have a negative effect on our operations.

Risks Relating to the Common Stock

Our common stock is currently approved for trading on the Toronto Stock Exchange but we cannot ensure that a trading market for our shares will be sustained.

Our common stock is currently approved for quotation on the Toronto Stock Exchange (“TSX”) under the symbol LSL..  On October 12, 2012, the Ontario Securities Commission issued a cease trade order providing that trading in the securities of

Liberty Silver Corp. on the TSX (excepting issuances from treasury) shall cease until 11:59 pm EST on October 18, 2012 (the “OSC Order”).  The OSC Order was effective for the same time frame as the Order of Suspension of Trading imposed by the SEC, discussed below.  Trading in the Company’s shares on the TSX in Canada resumed on October 22, 2012.   There is no assurance that new cease trade orders will not be issued in the future or that other events which adversely impact the trading will occur. Accordingly, we cannot ensure that a trading market will be maintained for our shares, and if a market is maintained, we cannot ensure that any significant level of trading activity will be sustained or that, if sustained, that it will constitute a liquid trading market which allows persons who purchase our common stock to promptly liquidate their investment at any time. Persons who purchase our common stock may have difficulty liquidating their investment because of the lack of a market or the difficulty in maintaining a market for such shares.

Our common stock is not currently listed, traded or quoted on any U.S. stock exchange or the OTC Markets, which could make it difficult for investors to liquidate an investment in our common stock in a timely manner.

Our common stock was removed from trading on the OTCBB in October, 2012, and is not currently listed, traded or quoted on any U.S. stock exchange, the OTC Markets or any other over-the-counter market in the U.S.  From time to time, we believe that our common stock is bought and sold in the U.S. by appointment, which is then reported by the “Grey Market” tier of the OTC Markets. Accordingly, there is currently no established U.S. public trading market for our common stock.  Furthermore, there is currently no bid and ask information or other pre-trade data available for our common stock from the “Grey Market” tier of the OTC Markets. Since grey market securities are not traded or quoted on an exchange or interdealer quotation system, investor’s bids and offers are not collected in a central spot so market transparency is diminished and best execution of orders is difficult.  Although our shares currently trade outside the U.S. on the Toronto Stock Exchange, an active U.S. trading market for our common stock may never develop. As a result, investors may not be able to liquidate their investment in our common stock in a timely manner, thereby increasing the market risk of our stockholders and making it more difficult for investors to obtain accurate quotations regarding our common stock or our market value.

The price of shares of our common stock has been subject to substantial fluctuation in the past and may continue to be volatile in the future.

The market price of our shares of common stock has been subject to substantial fluctuation in the past, and may continue to be volatile in the future in response to various potential factors, many of which will be beyond the Company’s control.  Factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our quarterly operating results;

●	large purchases or sales of shares of our common stock;

●	additions or departures of key personnel;

●	investor perception of our company’s business prospects;

●	conditions or trends in other industry related companies;

●	changes in the market valuations of publicly traded companies in general and other industry-related companies; and

●	world-wide political, economic and financial conditions.

In addition , the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Potential future sales under Rule 144 may depress the market price for our common stock.

In general, under Rule 144, a person who acquired shares in a private placement transaction and who has satisfied a minimum holding period of between 6 months and one-year following the date of acquisition of such shares and satisfied any other applicable requirements of Rule 144, may thereafter sell such shares publicly.  A significant number of our currently issued and outstanding shares held by existing shareholders, including officers and directors and other principal shareholders are currently eligible for resale pursuant to and in accordance with the provisions of Rule 144.  The possible future resale of our shares by our existing shareholders, pursuant to and in accordance with the provisions of Rule 144, may have a depressive effect on the price of our common stock in the over-the-counter market.

Our common stock is currently deemed a “penny stock”, which may make it more difficult for investors to sell their shares.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, exclusive of their principal residence, or annual income exceeding $200,000, or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may also limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules which require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock hereunder.  We will receive the exercise price of the warrants to the extent they are not exercised on a net or cashless exercise basis. Any proceeds received from exercise of warrants will be used for payment of general corporate and operating expenses.

DESCRIPTION OF TRANSACTIONS

The following are the transactions pursuant to which the Company issued securities which are the subject of this registration statement:

Share Issuance

On October 15, 2012, the Company entered into and closed a Purchase Agreement (the “Purchase Agreement”) with Primus Resources, L.C. and James A. Freeman (collectively “Seller”) to acquire unpatented mining claims, Nevada BLM Serial No. 799907, 799908, 799909, 799910, and 799911 covering approximately 100 acres of property located adjacent to the former Trinity Silver mine on the Company’s Trinity Project (the “Hi Ho Properties”).  The Hi Ho Properties were previously the only acreage not controlled by the Company or its joint venture partner Renaissance Exploration Inc. in the Trinity Project. Under the terms of the Purchase Agreement, the Company provided cash consideration of US$250,000 and issued 2,583,333 restricted shares of common stock of the Company to Seller. In addition the Seller was granted a 2% net smelter royalty on future production from the Hi Ho Properties pursuant to the terms of a Deed With Reservation of Royalty Hi Ho Silver Claims.  In conjunction with the entry into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Seller, pursuant to which the Company agreed to file a registration statement on Form S-1 with the United States Securities and Exchange Commission, within thirty (30) days of the closing, which registers the common stock issued to the Seller pursuant to the Purchase Agreement.   Pursuant to the Registration Rights Agreement the Company will pay Seller additional consideration as follows:

•

if this registration statement is declared effective by the United States Securities Exchange Commission by March 1, 2013, Liberty Silver will issue an additional 277,778 Liberty Silver common shares to Primus, thereby increasing the total aggregate number of shares issued to 2,861,111 shares; or

•

if this registration statement is not declared effective by the United States Securities Exchange Commission by March 1, 2013, Liberty Silver will pay Primus US$200,000. As well, if the five-day weighted average trading price of Liberty Silver’s common shares on the Toronto Stock Exchange as of March 1, 2013 (the “Market Price”) exceeds US$0.72 per share, Liberty Silver will issue an additional number of Liberty Silver common shares to Primus equal to (a) 277,778 less (b) US$200,000 divided by the Market Price.

Warrant Issuances

To date the Company has issued a total of 11,360,834 warrants, of which, a total of 9,627,500 warrants remain outstanding.  This Registration Statement includes 9,627,500 shares of common stock underlying all of the outstanding warrants, and 400,000 shares of common stock that were issued as a result of the exercise of previously outstanding warrants by certain Selling Stockholders.   The various warrant issuance transactions covered by this Registration Statement are summarized in the Section titled “Description of Securities to Be Registered”.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine the offering price.

SELLING STOCKHOLDERS

This prospectus relates to the registration of shares of our outstanding common stock, plus shares issuable upon exercise of warrants to purchase shares of our common stock. The selling stockholders are not broker-dealers or affiliates of a broker-dealer. Because the shares were issued pursuant to exemptions from registration including the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and the exemption provided by Regulation S under the Securities Act, and because such shares have not previously been registered with the SEC, the selling shareholders currently hold “restricted stock.”

The following table sets forth, to the best of our knowledge, information concerning the selling stockholders, the number of shares currently held by the selling stockholders, the number of shares to be offered and sold by the selling stockholders and the amount and percentage of common stock that will be owned by the selling stockholders following the offering (assuming the sale of all shares of common stock being offered) by the selling stockholders:

		Number of Shares				Number of Shares
		Owned Before Offering				Owned After Offering
	Name of Selling Shareholder	No. of	Warrant	Percent	Shares	No. of	Percent
		Shares	Shares	of Class(1A)	Offered	Shares(1B)	of Class(1C)

1	Primus Resources, L.C. (2)	1,937,500	0	2.31%	1,937,500	0	0%
2	James A. Freeman	645,833	0	0.77%	645,833	0	0%
3	Parkwood LP Fund (3)	300,000	0	0.36%	300,000	0	0%
4	Geoffrey Bertram	100,000	0	0.12%	100,000	0	0%
5	1727326 Ontario Inc. (4)	0	40,000	0%	40,000	0	0%
6	Paul Fornazzari	0	40,000	0%	40,000	0	0%
7	Richard Abraham	0	60,000	0%	60,000	0	0%
8	John David Gould	0	40,000	0%	40,000	0	0%
9	Look Back Investments, Inc. (5)	0	6,500,000	0%	6,500,000	0	0%
10	Fred Kahn	250,000	250,000	0.29%	250,000	250,000	0.27%
11	Stewart McInnes	100,000	100,000	0.12%	100,000	100,000	0.11%
12	Joy L. Miko	0	310,000	0%	310,000	0	0%
13	Reddhedd Holdings Ltd. (6)	0	200,000	0%	200,000	0	0%
14	George Wright	0	27,500	0%	27,500	0	0%
15	Kathleen Peace	50,000	50,000	0.05%	50,000	50,000	0.05%
16	Frank Salvatori	0	30,000	0%	30,000	0	0%
17	Robert Vistorino	20,000	20,000	0.02%	20,000	20,000	0.02%
18	Stephen W. Stewart	0	100,000	0%	100,000	0	0%
19	Karl P. Wohler	0	200,000	0%	200,000	0	0%
20	Investor Company (7)	0	75,000	0%	75,000	0	0%
21	Eosphoros Asset Management Fund I LP (8)	0	125,000	0%	125,000	0	0%
22	R. Geoffrey Browne(9)	5,550,000(10)	600,000	7.05%	600,000	5,550,000	5.95%
23	William Tafuri(9)	2,643,328(11)	110,000	3.26%	110,000	2,643,328	2.83%
24	John Barrington	1,800,000(12)	50,000	2.19%	50,000	1,800,000	1.93%
25	George Kent(9)	1,350,000(13)	100,000	1.72%	100,000	1,350,000	1.45%
26	Timothy Unwin(9)	1,350,000(14)	100,000	1.72%	100,000	1,350,000	1.45%
27	Paul Haggis	1,550,000(15)	300,000	2.19%	300,000	1,550,000	1.66%
28	W. Thomas Hodgson(9)	1,400,000(16)	200,000(17)	1.90%	200,000	1,400,000	1.50%
	(1A)

Except in the case of Officer and Director Selling Stockholders, the percentage amount is based upon 83,694,167 shares outstanding.  In the case of each different Officer and Director Selling Stockholder, the percentage amount is based upon 83,694,167 shares outstanding plus the shares deemed to be outstanding for the purposes of determining the beneficial ownership of that Officer or Director under Rule 13d-3 of the Exchange Act.

	(1B)

Except for Officers and Directors of the Company, the number assumes the selling shareholder sells all of the common shares being offered pursuant to this prospectus.  For Officers and Directors of the Company, the number assumes that the selling shareholder sells only the warrant shares being registered in this offering.

(1C)

Percentage calculations are based upon 93,321,667 shares issued and outstanding.  This figure is based upon the assumption that Selling Stockholders exercise all outstanding warrants and sell a total of 9,627,500 warrant shares, thereby establishing the total issued and outstanding shares at 93,321,667.

(2)

Primus Resources L.C. is a Wyoming limited liability company based in Wyoming, James A. Marin, President and Managing Member of Primus Resources L.C., makes decisions as to the voting and disposition of the securities.

(3)

Parkwood LP Fund is an Ontario, Canada partnership formed under the Limited Partnership Act, R.S.O. 1990, based in Toronto, Ontario.  Parkwood GP Inc., a private Ontario, Canada Company, is the general partner of Parkwood LP Fund. Daniel Sternberg is the sole shareholder, officer and director of Parkwood GP Inc. and makes decisions as to the voting and disposition of the securities.

(4)

1727326 Ontario Inc. is a private Ontario, Canada company based in Toronto, Ontario.  Kevin O’Connor, officer of 1727326 Ontario Inc., makes decisions as to the voting and disposition of the securities.

(5)	Look Back Investments Inc. is a private Panamanian company based in Panama. Robert Genovese, officer of Look Back Investments Inc., makes decisions as to the voting and disposition of the securities.
(6)

Reddhedd Holdings Ltd. is a private Ontario, Canada company based in Toronto, Ontario.  Anne Unwin, officer of Reddhedd Holdings Ltd., makes decisions as to the voting and disposition of the securities.

(7)

Investor Company is the nominee of an investment dealer, TD Securities Inc., and it is our understanding that the beneficial holder of these securities is Eosphoros Asset Management Fund I LP (see notes to Item 15 below).

(8)

Eosphoros Asset Management Fund I LP is a private investment fund based in Toronto, Ontario, Canada.  EAM Inc., general partner of Eosphoros Asset Management Fund I LP, makes decisions as to the voting and disposition of the securities.

(9)	Officer,Director or Significant Employee of the Company
(10)

Included in this number, are (i) 2,550,000 shares owned directly by Mr. Browne and (ii) 3,000,000 option shares.  Mr. Browne may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(11)

Included in this number, are (i) 2,110,000 shares owned directly by Mr. Tafuri and (ii) 533,328 option shares.  Mr. Tafuri may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(12)

Included in this number, are (i) 1,000,000 shares owned directly by Mr. Barrington and (ii) 800,000 option shares.  Mr. Barrington may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(13)

Included in this number, are (i) 1,050,000 shares owned directly by Mr. Kent and (ii) 300,000 option shares.  Mr. Kent may be deemed the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(14)

Included in this number, are (i) 1,050,000 shares owned directly by Mr. Unwin and (ii) 300,000 option shares.  Mr. Unwin may be deemed to be the beneficial owner of these shares because he holds the right to acquire the option shares within 60 days through the exercise of the options.

(15)

Included in this number, are (i) 1,250,000 shares owned directly by Mr. Haggis and (ii) 300,000 option shares.  Mr. Haggis may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(16)

Included in this number, are (i) 500,000 shares owned directly and (ii) 600,000 owned indirectly by Mr. Hodgson and (ii) 300,000 option shares.  Mr. Hodgson may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.  The 600,000 shares owned indirectly by Mr. Hodgson are owned by Greenbrook Capital Partners Inc.  Greenbrook Capital Partners Inc. a private Ontario, Canada company based in Toronto, Ontario.  W. Thomas Hodgson, officer of Greenbrook Capital Partners Inc., makes decisions as to the voting and disposition of securities owned by Greenbrook Capital Partners Inc.

(17)

Of the 200,000 total warrant shares that Mr. Hodgson may be deemed to beneficially own, 50,000 of such warrant shares are owned by Greenbrook Capital Partners Inc.  Greenbrook Capital Partners Inc. a private Ontario, Canada company based in Toronto, Ontario.  W. Thomas Hodgson, officer of Greenbrook Capital Partners Inc., makes decisions as to the voting and disposition of securities owned by Greenbrook Capital Partners Inc.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which a selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

PLAN OF DISTRIBUTION

Once this registration statement is effective, each selling shareholder of the common stock of the Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Toronto Stock Exchange, the Grey Market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

With respect to the 2,583,333 shares issued in conjunction with the acquisition of the Hi Ho Properties, we agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Stock

We are authorized to issue up to 510,000,000 shares including 500,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

Common Stock

We are authorized to issue up to 510,000,000 shares including 500,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. As of January 22, 2013, there were 83,694,167 shares of our common stock issued and outstanding which shares are held by 27 stockholders of record.

Preferred Stock

We are authorized 10,000,000 shares of “blank check” preferred stock with a par value of $0.001 per share.  The board of directors of the Company have the authorization to prescribe the series and the number of shares of each series of preferred stock to be issued, as well as the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each such series.

Voting Rights

Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholder.

Dividend Rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for dividends.

Liquidation Rights

Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities.

Conversion and Redemption

Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Convertible Securities

Warrants

To date the Company has issued a total of 11,360,834 warrants, of which, a total of 9,627,500 warrants remain outstanding.  This Registration Statement covers 9,627,500 shares of common stock underlying the outstanding warrants, as well as 400,000 shares of common stock issued by the Company upon exercise of previously outstanding warrants.   The various warrant issuance transactions covered by this Registration Statement are summarized below:

On April 1, 2011, the Company borrowed $150,000 from related parties.  In conjunction with each $25,000 note, the Company issued warrants to purchase 50,000 shares of the Company’s common stock at $0.55 per share for a three-year term, commencing on the date of the note.  There were a total of 300,000 warrants issued to related parties in connection with this transaction.  The shares underlying all warrants associated with this transaction are being registered pursuant to this registration statement.

On July 27, 2011, the Company issued 200,000 units (“Units”) for cash at CDN $0.55 (US $0.58) per Unit. Each Unit consisted of one common share and one half of a warrant to purchase a share of the Company’s common stock.  Each whole warrant entitles the holder thereof to purchase one common share of the Company’s common stock at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.  Effective September 28, 2012, 100,000 whole warrants were exercised for gross proceeds of CDN$ 75,000; the 100,000 shares of common stock issued as a result of the exercise of these warrants are included in this Registration Statement.  There are no warrants, which remain outstanding from the July 27, 2011 issuance of 200,000 Units.

On August 4, 2011, the Company issued 1,000,000 units (“Units”) for cash at CDN $0.55 (US $0.57) per Unit. Each Unit consisted of one common share and one half of a warrant to purchase a share of common stock of the Company.  Each whole warrant entitles the holder thereof to purchase one common share of the Company at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.  Effective October 3, 2012, 300,000 whole warrants were exercised for gross proceeds of CDN$ 225,000; the 300,000 shares of common stock issued as a result of the exercise of these warrants are included in this Registration Statement.  There are 200,000 whole warrants, which remain outstanding from the August 4, 2011 issuance of 1,000,000 Units, and the shares underlying such warrants are being registered pursuant to this registration statement.

On November 10, 2011, Liberty Silver issued 6,500,000 subscription receipts to an investor (the “Subscription Receipts”) pursuant to a private placement at a price of US$ 0.50 per Subscription Receipt for gross proceeds of US $3,250,000.   On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one unit of the Company (a “Unit”) as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange.  Each Unit consisted of one common share and one common share purchase one warrant (“Warrant”). Each Warrant is exercisable at a price of US $0.65 per share at any time until 5:00 p.m. (Toronto time) on

December 31, 2013.  The shares underlying all warrants associated with this transaction are being registered pursuant to this registration statement.

On December 19, 2011, Liberty Silver completed a private placement offering, pursuant to which the Company raised a total of US $1,313,750 through the sale of 2,627,500 units (“Units”) at a purchase price of US $0.50 per Unit.  Each Unit consisted of one common share and one common share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to acquire one common share at a price of US $0.65 for a period of two years following the date of the closing of the financing.  The shares underlying all warrants associated with this transaction are being registered pursuant to this registration statement.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any part of its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

The Corporation

Liberty Silver Corp. was incorporated under the laws of the state of Nevada, U.S.A on February 20, 2007 under the name Lincoln Mining Corp. Pursuant to a Certificate of Amendment dated February 11, 2010, the Company changed its name to Liberty Silver Corp.  The Company’s registered office is located at 1802 N. Carson Street, Suite 212, Carson City Nevada 89701, and its head office is located at 181 Bay Street, Suite 2330, Toronto, Ontario, Canada, M5J3T3, and our telephone number is 888-749-4916.  As of the date of this Prospectus, the Company has no subsidiaries.

Current Operations

Overview

We were incorporated for the purpose of engaging in mineral exploration activities, and on May 24, 2007, purchased the Zone Lode mining claim located in Elko County, Nevada, for a purchase price of $10,000.  Our objective was to conduct mineral exploration activities on the Zone Lode claim to assess whether it contained economic reserves of copper, gold, silver, molybdenum or zinc.  We were not able to determine whether this property contained reserves that were economically recoverable and have ceased our attempts at developing this property.  Our current business operations are focused on exploring and developing the Trinity Silver property located in Pershing County, Nevada (the “Trinity Project”).

The Company acquired its interest in the Trinity Project through an Exploration Earn-In Agreement.  On March 29, 2010, the Company entered into the Earn-In Agreement relating to the Trinity Project with AuEx, Inc., a Nevada company beneficially owned by another Nevada company AuEx Ventures, Inc. AuEx, Inc. held an exclusive interest in the Trinity Project by way of a Minerals Lease and Sublease with Newmont Mining USA Limited, a Delaware corporation who owns or leases the various unpatented mining claims and portions of private land comprising the Trinity Project. As part of a restructuring transaction by AuEx Ventures, Inc., another Nevada company Renaissance Exploration Inc. (“Renaissance”) was spun out, and on July 1, 2010 AuEx, Inc. assigned all of its interest in the Trinity Project and the Earn-In Agreement to Renaissance, who currently holds a 100% leasehold interest in the Trinity Project.  The Minerals Lease and Sublease grants to Newmont, a right of first offer on any transfer of AuEx, Inc.’s interests in the Trinity Project to any non-affiliate of AuEx, Inc., and also gives Newmont a right to either enter into a joint venture agreement covering the Trinity Project and any other real property interests that AuEx, Inc. holds or acquires within the Trinity Project, or receive a royalty on all mineral production from such properties.  Currently the rights to the Trinity Project are held 100% by Renaissance, pursuant to an assignment of such rights from AuEx, Inc. The Company entered into the Earn-In Agreement providing the Company with a right to earn a 70% undivided interest in rights of Renaissance in the Trinity Project (the “70% Interest”).

The Trinity Project consists of a total of approximately 10,600 acres, including 5,676 acres of fee land and 253 unpatented mining claims.  Under the Earn-In Agreement, the Company may earn-in the 70% Interest in the Trinity Project during a 6-year period in consideration of (1) a signing payment of $25,000, which has been made, (2) an expenditure of a cumulative total of $5,000,000 in exploration and development expenses on the Trinity Project by March 29, 2016, including a minimum of $500,000 which must be expended within one year from the effective date of the Agreement, and (3) completion of a

bankable feasibility study on the Trinity Project on or before the 7th anniversary date of the Agreement.   Item (1) has been completed by the Company, and the Company is current with item (2).

Our business operations are currently focused on efforts to develop the Trinity Project. The Company foresees future operations at the Trinity Project consisting of (i) an effort to expand the known mineralized material through drilling, (ii) permitting for operation, if deemed economically viable, (iii) metallurgical studies aimed at enhancing the recovery of the silver and by-product lead and zinc, and (iv) engineering design related to potential construction of a new mine. Exploration of the property will be conducted simultaneously with the mine development in order to locate additional mineralized materials.

Products

The Company’s anticipated product will be precious and base metal-bearing concentrates and/or precious metal bullion produced from ores from mineral deposits which it hopes to discover and exploit through exploration and acquisition.   The Company anticipates such products will be silver, lead and zinc.

Trinity Project Location

The Trinity Project is located along the west flank of the Trinity Range in Pershing County, Nevada, about 25 miles by road northwest of Lovelock, NV, the county seat. The Trinity Project consists of approximately 10,600 acres, which includes 253 unpatented lode mining claims and portions of nine sections of private land. The specific location of the Trinity Project is discussed in more detail the section entitled “Properties” herein.

Infrastructure

The Trinity Project is situated in western Nevada, a locale which is host to many metal mines, mining equipment companies, drilling companies, mining and metallurgical consulting expertise, and experienced mining personnel.  Its location is accessible by all-weather road through an area of very sparse population.  There is no infrastructure on the property. All buildings have been removed, all wells have been properly abandoned, and there is no equipment on site. The mine site has been totally reclaimed to the satisfaction of the State of Nevada. The need for power and water would be defined by a feasibility study and mine plan both of which are premature at this point in time.

Government Regulation and Approval

The following permits will be necessary to put the Trinity Project into production.

Permit/notification	Agency

- Mine registry	Nevada Division of Minerals
- Mine Opening notification	State Inspector of Mines
- Solid Waste Landfill	Nevada Bureau of Waste Management
- Hazardous Waste Management Permit	Nevada Bureau of Waste Management
- General Storm Water Permit	Nevada Bureau of Pollution Control
- Hazardous material Permit	State Fire Marshal
- Fire and Life Safety	State Fire Marshal
- Explosives Permit	Bureau of Alcohol, Tobacco, Firearms
- Notification of Commencement of Operations	Mine Safety and Health Administration
- Radio License	Federal Communications Commission

All of the Company's drilling operations to date have been on private land and, as a result, have not been subject to U.S. Bureau of Land Management jurisdiction.  On private land in Nevada, the Company's activities are regulated by The Nevada Division of Environmental Protection and the Nevada Bureau of Mining Regulation and Reclamation (“NBMRR”) and no permit is needed as long as the disturbance created is less than five acres. Our total disturbance to date has been less than four acres, much of which has already been reclaimed, and as a result, we have not yet applied for a NBMRR permit.  However, as a matter of courtesy, we have provided written correspondence to NBMRR to advise them of our activities.

Environmental Regulations

Our current exploration activities and any future mining operations (of which we currently have none planned), are subject to extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine construction, and protection of endangered and protected species. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations.  Future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have an adverse impact on our financial condition or results of operations.  In the event that we make a mineral discovery and decide to proceed to production, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement or production.

We anticipate that the following environmental permits will be necessary for our anticipated operations:

▪

Permit for Reclamation

▪

Water Pollution Control Permit

▪

Air Quality Operating Permit

▪

Industrial Artificial pond permit

▪

Water Rights

The Company anticipates that, subject to the availability of funds or financing, it will begin soliciting bids for the programs necessary to obtain these permits during the fiscal year ending June 30, 2013.  The cost, timing, and work schedules are not yet available.

Competition

We compete with other mining and exploration companies in connection with the acquisition of mining claims and leases on silver and other precious metals prospects and in connection with the recruitment and retention of qualified employees.  Many of these companies are much larger than we are, have greater financial resources and have been in the mining business much longer than we have.  As such, these competitors may be in a better position through size, finances and experience to acquire suitable exploration properties.  We may not be able to compete against these companies in acquiring new properties and/or qualified people to work on our current Trinity Project, or any other properties we may acquire in the future.

Given the size of the world market for precious metals such as silver and gold relative to the number of individual producers and consumers, we believe that no single company has sufficient market influence to significantly affect the price or supply of precious metals such as silver and gold in the world market.

Employees

The Company currently has six full-time employees, R. Geoffrey Browne, the Chief Executive Officer and Chairman of the Board of Directors, Manish Z. Kshatriya, the Chief Financial Officer and Executive Vice President, William Tafuri, the Project Manager for the Trinity Project, H. Richard Klatt, the Vice President of Exploration, and two additional employees.

PROPERTIES

Office Space

The Company has a lease agreement for office space at 181 Bay Street, Suite 2330, Toronto, Ontario, Canada, M5J 2T3.  The telephone number is: 647-749-4916.  The monthly base rent is CDN $4,007 (approximately US $4,000).  The term of the lease is for fifty-four months and terminates on April 28, 2016.

The Company has a lease agreement for a field office at 808 Packer Way, Sparks, NV 89431. The phone number there is: 775-352-9375.  The monthly base rent is USD $ 2,477.25 plus Common Area Reimbursement of USD $ 370 and Property Tax of USD $250. The term of the lease is for twenty four months and terminates on January 31, 2015.

Trinity Project

Trinity Project Location

The Trinity Project is situated approximately 25 road miles north-northwest of Lovelock, Nevada, in Pershing County, Nevada, on the northwest flank of the Trinity Range, in the Trinity mining district.  The latitude-longitude coordinates of the mine site are 40o 23’ 47” N, 118o 36’ 38” W. The JV area is situated in sections 2, 3, 4, 5, 8, 9, 10, 11, 15, 16, and 17, Township 29 North, Range 30 East, MDB&M and sections 26-28, 33, 34, and 35, Township 30 North, Range 30 East, MDB&M.

The Trinity Project includes located public and leased/subleased fee land consisting of the following 253 unpatented mining claims and tracts of fee land:

(1)

248 unpatented lode mining claims consisting of:  The Seka 1-6, 8-16, 61-64, 73-76, 95-112 claims, the TS 1-18 claims, and the XXX claims located in secs. 4, 10, 16 and 21 in T29N, R30E. The Elm 1-183 in secs. 2, 4, 10, 16 T29N, R30E and secs. 26 28, 34, and 35 in T30N, R30E. The claims are located on public land open to mineral entry, currently valid, and subject to Bureau of land management regulations. The total area covered is approximately 5,120 acres.

(2)

Hi Ho Silver 3, 5, 9, 10, and 11 unpatented lode mining claims located in sec. 10, T29N, R30E MDB&M covering approx. 100 acres.

(3)

Approximately 4,480 acres of fee land leased by Newmont Mining Corp. from Southern Pacific Land Co., and its successors, and from Santa Fe Pacific Minerals Corporation, and its successors located in sections 3, 5, 11, and 17, Township 29 North, Range 30 East, and sections 27, 33, and 35, Township 30 North, Range 30 East MDB&M.

(4)

Approximately 1,280 acres of fee land owned by Newmont Mining Corp. located in sections 9 and 15, Township 29 North, Range 30 East, MDB&M.

The Company’s joint venture area of interest is currently sections 2-5, 8-11, 15-17, and 21 Township 29 North, Range 30 East, MDB&M, and sections, 26-28, 33-35, Township 30 North, Range 30 East, MDB&M.  The Company’s rights, which apply to all of the above properties include exploration, development, and production of valuable minerals except geothermal, hydrocarbons, and sand/gravel, and also include the authority to apply for all necessary permits, licenses and other approvals from the United States of America, the State of Nevada or any other governmental or other entity having regulatory authority over any part of the Trinity Project.

Each claim filed with the BLM has an associated maintenance fee of $140 per year for each assessment year (which runs from September 1 through August 31). This fee must be paid by midnight on August 31 of each year to maintain the claim's validity for the succeeding assessment year.  The fees for the claims comprising the Trinity Project are paid by Renaissance in accordance with the Lease they hold with Newmont. The Company reimburses Renaissance for this expenditure. All of the fees have been paid to the BLM for the 2012-2013 assessment year and all filings are current. We have 253 claims which, based upon current maintenance fees, costs $35,420 per assessment year to maintain.

To protect and verify our claims and interests in the Trinity Project, we have completed examinations of legal title to the property making up the Trinity Project which we have  deemed to be satisfactory.  In addition, a Memorandum of Exploration Earn-In Agreement, effective March 29, 2010, has been recorded in the Office of the Recorder of Pershing County, Nevada, a copy of which is attached hereto as Exhibit 10.17.

Location and Access

The following maps identify the location and access of the Trinity Project located in Pershing County Nevada:

Trinity Silver Project
Lakeview
Riddle
Park Valley
Henry
Vya
Orovada
Alturas
Lakeside
Winnemucca
Elko
Trego
Gold Acres
Gold Hill
Lovelock
Trout Creek
Reno
Austin
Eureka
Sugarville
UTAH
Carson City
Ely
NEVADA
Hawthorne
Bridgeport
Tonopah
Pioche
Goldfield
Tempiute
Cedar City
Merced
Saint George
Sierra NF
Fresno
Independence
Amargosa Valley
Mount Trumbull
Death Valley NP
Visalia
Las Vegas
Lake Mead NRA
Ridgecrest
Searchlight
Bakersfield
CALIFORNIA
Cima
Kingman
Mojave NPRES
Barstow
ARIZONA
Lancaster
0 5 10 20
Miles
80
93
50
6
95
395
15
99
58
40

MAP* SHOWING LOCATION OF THE TRINITY SILVER OPEN PIT MINE, PERSHING COUNTY, NEVADA

N
Trinity Silver mine
Scale
0 10 20 30 miles
0 10 20 30 40 50 kilometers
Pacific Time
Mountain Time
OREGON
CALIFORNIA
NEVADA
HARNEY
MALHEUR
LAKE
WASHOE
HUMBOLDT
PERSHING
CHURCHILL
LANDER
STOREY
LYON
DOUGLAS
PLUMAS
SIERRA
PLACER
ELDORADO
Winnemucca
Lovelock El 3975
Imlay
Rye Patch Reservoir
Rye Patch State Recreation Area
Rye Patch Dam El 4133
Humboldt Sink
Humboldt Wildlife Management Area
Trinity Peak El 7332
Battle Mountain El 4510
Fallon El 3963
Reno El 4498
Sparks
Carson City El 4687
Pyramid Lake
Gerlach
Fernley

*Nevada State road map base, 1998

H.R. Klatt
3-17-11

Trinity Project Agreements

The Company acquired its interest in the Trinity Project through an Exploration Earn-In Agreement, discussed below.  On March 29, 2010, the Company entered into the Earn-In Agreement relating to the Trinity Project with AuEx, Inc., a Nevada company beneficially owned by another Nevada company AuEx Ventures, Inc. AuEx, Inc. held an exclusive interest in the Trinity Project by way of a Minerals Lease and Sublease with Newmont Mining USA Limited, a Delaware corporation who owns or leases the various unpatented mining claims and portions of private land comprising the Trinity Project; the Minerals Lease and Sublease is discussed below. As part of a restructuring transaction by AuEx Ventures, Inc., another Nevada company Renaissance Exploration Inc. (“Renaissance”) was spun out, and on July 1, 2010, pursuant to a letter agreement by and between AuEx, Inc., Renaissance Exploration, Inc., and Liberty Silver Corp., AuEx, Inc. assigned all of its rights  in the Exploration Earn-In Agreement to Renaissance, which currently holds a 100% leasehold interest in the Trinity Project pursuant to the Minerals Lease and Sublease.  Pursuant to the letter agreement, all parties consented to the assignment, and as a result, the Company’s rights in the Trinity Project under the Earn-In Agreement are enforceable against Renaissance Exploration, Inc., and are derived from and based upon the rights of Renaissance under the Minerals Lease and Sublease; a copy of the Letter Agreement effective July 1, 2010 is attached hereto as Exhibit 10.18.  Additionally, a Memorandum of Exploration Earn-In effective March 29, 2010, has been recorded in the Office of the Recorder of Pershing County, Nevada, a copy of which is attached hereto as Exhibit 10.17.

Lease and Sublease Agreement

Renaissance’s rights in the Trinity Project are derived through a Minerals Lease and Sublease dated July 29, 2005 (the “Lease”) by and between Newmont Mining USA Limited, a Delaware corporation (“Newmont”) and AuEx, Inc., a Nevada corporation.

Consideration

The Lease was granted to Renaissance for the following consideration:

a)

Renaissance agreed to pay Newmont a claim fee reimbursement of $10,955 concurrently with the execution of the Lease  (this amount was paid);

b)

Renaissance is required to expend a total of $2,000,000 in ascertaining the existence, location, quantity, quality or commercial value of a deposit of minerals within the Trinity Project on or before the seventh anniversary of the Lease;

c)

Prior to the commencement of any commercial production, Renaissance shall supply Newmont with a feasibility study with respect to the Trinity Project.

To the best of our knowledge, Renaissance has complied with and is current in all of its requirements under the Lease.

Joint Venture / Royalty

The Lease gives Newmont a right to either enter into a joint venture with Renaissance covering the Trinity Project and any other real property interests that Renaissance holds or acquires within the Trinity Project, or receive a royalty on all mineral production from such properties.

Joint Venture:  The Lease contemplates the following schedule with respect to Newmont’s rights to enter into a joint venture with Renaissance:

a)

 Before Renaissance spends $5 million and provides a feasibility study, Newmont can elect at any time to enter into a joint venture in which event Newmont would be required to pay all future joint venture expenses up to 250% of the expenditures made by Renaissance as of the date of Newmont’s election to enter into the joint venture.

b)

Upon Renaissance spending $5 million, but before the feasibility study, Renaissance shall deliver written notice to Newmont containing a summary of the expenditures made by Renaissance on the Trinity Project.  Newmont may thereafter elect to enter into a joint venture by notifying Renaissance in writing of such election within 60 days of Newmont’s receipt of Renaissance’s initial notice.  Under the joint venture, Newmont would be required to pay all future joint venture expenses up to 250% of the expenditures made by Renaissance as of the date of Newmont’s election to enter into the joint venture.

c)

After Renaissance spending $5 million, but before the feasibility study, at any time after the expiration of the 60 day period identified in section b above, Newmont can elect to enter into a joint venture in which event

Newmont would be required to pay Renaissance 50% of the expenditures made in the Trinity Project up to the date of Newmont’s election to participate in a joint venture, and all future joint venture expenses up to 200% of such expenditures.

d)

At any time within 60 days after Renaissance’s delivery of feasibility study, Newmont can elect to enter into a joint venture at which time Newmont would be required to pay Renaissance 200% of expenditures made by Renaissance as of the date of Newmont’s election to enter into the joint venture.  Additionally, Renaissance can elect to have Newmont finance Renaissance’s share of the joint venture expenses until the Trinity Project is put into commercial production.  Following the commencement of commercial production, Newmont shall be entitled to recover such paid expenses with interest at the London Interbank Offering Rate.  If Newmont fails to elect to participate in the Joint Venture within 60 days following the delivery of the feasibility study, Newmont’s right to participate in a joint venture shall terminate.

Should Newmont elect to participate in a joint venture with Renaissance, pursuant to the Lease, Newmont will serve as the manager of the joint venture and own 51% of the joint venture with an option to acquire an additional 14% for additional payments to Renaissance (for a total participating interest of 65%).  Pursuant to the Earn-In Agreement, we would be entitled to 70% of Renaissance’s ownership interest in the Trinity Project.  Accordingly, if Newmont exercised all of its joint venture options under the Lease, we would own a 24.5% interest in the Trinity Project, representing 70% of the 35% interest held by Renaissance.

Royalty:  In the event Newmont does not elect to participate in a joint venture, then Newmont shall have the right to receive a royalty on all mineral production from the Trinity Project.  Pursuant to the Lease, if Newmont elects to not participate in the joint venture, then Renaissance shall pay to Newmont $1 million and the Lease shall terminate and Newmont shall transfer title to all property comprising the Trinity Project to Renaissance, and thereafter receive a royalty payment of up to 5% of the net smelter returns generated from the properties comprising the Trinity Project.

Buyout Option

The Lease provides Renaissance with a buyout option pursuant to which Renaissance holds the right to purchase Newmont’s rights in the Trinity Project through the payment of $1 million to Newmont.  In the event Renaissance elects the buyout option, Newmont would transfer title to the Trinity Project to Renaissance through quit claim deed while retaining certain rights in the Trinity Project; such rights may include some form of joint venture or a royalty interest.

Ownership Interest – Earn-In Agreement

As noted above, the rights to the Trinity Project are held 100% by Renaissance, pursuant to an assignment of such rights from AuEx, Inc. The Company entered into the Earn-In Agreement providing the Company with a right to earn a 70% undivided interest in rights of Renaissance in the Trinity Project (the “70% Interest”), as set out below. The following is intended to be a summary of the material terms of the Earn-In Agreement, and is subject to, and qualified in its entirety, by the full text of the Earn-In Agreement

Consideration

The exclusive right to acquire the 70% Interest in the Trinity Project was granted to the Company for the following consideration:

a)

The Company agreed to pay $25,000 upon execution of the Earn-In Agreement (this amount was paid);

b)

In order to obtain the 70% Interest in the Trinity Project, the Company is required to (i) produce a bankable feasibility study by March 29, 2017 and (ii) to expend a minimum of $5,000,000 in exploration on the Trinity Project as follows: $500,000 in the first year; $1,000,000 in the second year; $1,000,000 in the third year; $1,000,000 in the fourth year; $1,000,000 in the fifth year; and $500,000 in the sixth year.

Any excess expenditure in any year shall be carried forward and applied to the subsequent year’s expenditure requirement, and the Company may accelerate the expenditures at its discretion. If the Company elects not to meet the minimum expenditure obligation during any year but wishes to maintain the Earn-In Agreement in full force and effect, or if it is subsequently determined that the minimum amount was not expended in any given year, the Company shall pay the amount of any deficiency to Renaissance.

In the event the Company does not meet its minimum expenditure obligation in any year, it is obligated under the terms of the Earn-In Agreement to pay the amount of any deficiency to Renaissance Exploration, Inc.  During each of the first two years, the Company has exceeded its minimum expenditure obligation and not been obligated to pay any amounts to Renaissance. The Company had an excess of approximately $133,000 in expenditures over the minimum requirement in the first year, and an excess of approximately $162,000 in expenditures over the minimum requirement in the second year. The Company currently anticipates that it will satisfy its entire $5,000,000 expenditure commitment by the end of the third year and as a result, believes it will not be obligated to pay any deficiency amounts to Renaissance for the third year or any future years.

Work Program

The Company shall be the operator and shall have full control over the content of work programs and annual expenditure amounts during the earn-in period, including having the authority to apply for all necessary permits, licenses and other approvals from the U.S., the State of Nevada or any other governmental or other entity having regulatory authority over any part of the Trinity Project.

Joint Venture

Upon the Company having acquired the 70% Interest in the Trinity Project by satisfying the minimum expenditure amounts and producing a bankable feasibility study, the Company and Renaissance shall enter into a formal joint venture agreement, and the Company will be the operator of the joint venture.

At such time as the Company earns the 70% Interest in the Trinity Project, the parties will thereafter participate in expenditures on the Trinity Project in accordance with their respective interests therein, or have their interest diluted in accordance with a straight-line dilution formula, as set forth in the joint venture agreement.

If through dilution the interest of a party is reduced to less than 10%, then that party’s participating interest shall automatically be converted to a 3% net smelter returns royalty interest. Should third party claims be acquired with royalties within the area of interest, the 3% royalty described above would be reduced by the amount of such royalty but not below 1%. This reduction does not apply to the royalty described under the heading “Royalty upon Termination of Interest” below.

Royalty upon Termination of Interest

If the Company elects to terminate its right to earn an interest in the Trinity Project prior to completing a bankable feasibility study by March 29, 2017, but has expended at least $3,000,000, the Company shall be entitled to a 4% net smelter returns royalty capped at twice its expenditure on the Trinity Project.

Termination

The Company may in its sole discretion terminate the Earn-In Agreement at any time by giving not less than 30 days prior written notice to that effect to Renaissance. Upon expiry of the 30-day notice period, the Earn-In Agreement will be of no further force and effect. Upon such termination, the Company shall have no further obligation to incur expenses on or for the benefit of the Trinity Project and shall have no further obligations or liabilities to Renaissance under the Earn-In Agreement or with respect to the Trinity Project (including without limitation liability for lost profits or consequential damages as a result of an election by the Company to terminate the agreement), other than (a) as set forth below, and (b) to reclaim (in accordance with applicable law) any disturbances of the Trinity Project made by the Company.

At any time the Company may, at its option, terminate its interest in some but less than all of the claims  comprising the Trinity Project by written notice to Renaissance, provided that if such notice (or notice of termination of the Earn-In Agreement in its entirety) is received by Renaissance after June 30th of any year, the Company shall remain obligated to pay the claim maintenance fees (and make all filings and recordings required in connection therewith) for those claims to which such termination applies for the upcoming assessment year. To the extent the Company terminates its interest in some but less than all of the claims, the Earn-In Agreement shall remain in full force and effect with respect to the remaining claims.

In the event the Company is in default in the observance or performance of any of the Company’s covenants, agreements or obligations under the Earn-In Agreement, Renaissance may give written notice of such alleged default specifying the details of same. The Company shall have 30 days following receipt of said notice within which to remedy any such default described therein, or to diligently commence action in good faith to remedy such default. If the Company does not cure or diligently commence to cure such default by the end of the applicable 30-day period, then Renaissance shall have the right to terminate the Earn-In Agreement by providing 30 days advance written notice to the Company.

Confidentiality

All data and information coming into possession of Renaissance or the Company by virtue of the Earn-In Agreement with respect to the business or operations of the other party, or the Trinity Project generally, shall be kept confidential and shall not be disclosed to any person not a party thereto without the prior written consent of the other party, except: (a) as required by law, rule, regulation or policy of any stock exchange or securities commission having jurisdiction over a party; (b) as may be required by a party in the prosecution or defense of a lawsuit or other legal or administrative proceedings; (c) as required by a financial institution in connection with a request for financing relating to development or mining activities; or (d) as may be required in connection with a proposed conveyance to a third party of an interest in the Trinity Project or the Earn-In Agreement, provided such third party agrees in writing in a manner enforceable by the other party to abide by all of the applicable confidentiality provisions of the Earn-In Agreement with respect to such data and information.

To the extent either party intends to disclose data or information via press release or other similar format as may be required, the disclosing party shall provide the other party with not less than five business days notice of the text of the proposed disclosure, and the other party shall have the right to comment on the same.

Deed With Reservation of Royalty Hi Ho Silver Claims.

On October 15, 2012, the Company entered into and closed a Purchase Agreement (the “Purchase Agreement”) with Primus Resources, L.C. and James A. Freeman (collectively “Seller”) to acquire unpatented mining claims, Nevada BLM Serial No. 799907, 799908, 799909, 799910, and 799911 covering approximately 100 acres of property located adjacent to the former Trinity Silver mine on the Company’s Trinity Project (the “Hi Ho Properties”).  The Hi Ho Properties were previously the only acreage not controlled by the Company or its joint venture partner Renaissance Exploration Inc. in the Trinity Project. Under the terms of the Purchase Agreement, the Company provided cash consideration of US$250,000 and issued 2,583,333 restricted shares of common stock of the Company to Seller. In addition the Seller was granted a 2% net smelter royalty on future production from the Hi Ho Properties pursuant to the terms of a Deed With Reservation of Royalty Hi Ho Silver Claims.

In conjunction with the entry into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Seller, pursuant to which the Company agreed to file a registration statement on Form S-1 with the United States Securities and Exchange Commission, within thirty (30) days of the closing, which registers the common stock issued to the Seller pursuant to the Purchase Agreement.   Pursuant to the Registration Rights Agreement the Company will pay Seller additional consideration as follows:

•

if this registration statement is declared effective by the United States Securities Exchange Commission by March 1, 2013, Liberty Silver will issue an additional 277,778 Liberty Silver common shares to Primus, thereby increasing the total aggregate number of shares issued to 2,861,111 shares; or

•

if this registration statement is not declared effective by the United States Securities Exchange Commission by March 1, 2013, Liberty Silver will pay Primus US$200,000. As well, if the five-day weighted average trading price of Liberty Silver’s common shares on the Toronto Stock Exchange as of March 1, 2013 (the “Market Price”) exceeds US$0.72 per share, Liberty Silver will issue an additional number of Liberty Silver common shares to Primus equal to (a) 277,778 less (b) US$200,000 divided by the Market Price.

Trinity Project Technical Report

In the process of compiling and synthesizing information on the Trinity Project, on February 15, 2011, the Company completed an independently verified mineralized materials estimate on the Trinity Project (the “Trinity Project Technical Report”); the report was publicly released by the Company on March 2, 2011.  The Technical Report for the Trinity mine project was prepared in accordance with the Canadian Securities Administrators’ National Instrument 43-101 (“NI 43-101”) by Mine Development Associates of Reno, Nevada.  The Trinity Project Technical Report may be viewed on the Company’s website at www.libertysilvercorp.com.

Mining history

The following disclosure regarding the mining history of the Trinity Project has been derived from information contained in the Trinity Project Technical Report.

The Trinity Project lies in the Trinity mining district, which had limited production of silver, lead, zinc, and gold from 1864 through 1942, primarily from the east side of the Trinity Range. In the vicinity of the Trinity project, which is located on the west side of the range, there was historic prospecting with unrecorded but presumed minor silver production.

Minor exploration activity took place in the vicinity of the Trinity project in the 1950s, and in the 1960s Phelps Dodge Corporation completed trenching, IP surveying, and limited drilling in the area.

U. S. Borax and Chemical Corp. (“Borax”) became interested in what is now the Trinity project in 1982 on the basis of reconnaissance geochemical sampling that indicated the presence of anomalous lead and silver in the Willow Canyon area. By 1984, Borax had acquired a property position and had entered into a joint venture with Southern Pacific Land Company (later Santa Fe Pacific Mining, Inc. (“SFPM”) and still later Newmont Mining Corp. (“Newmont”)), in which Borax was the operator. From 1982 to 1986, Borax and its joint-venture partner explored the property and developed the Trinity mine. Borax operated the open pit heap-leaching mine, through a mining contractor, on behalf of the joint venture from September 3, 1987 to August 29, 1988, with leaching continuing into 1989. During this period, the mine produced about five and a half million ounces of silver from about 1.1 million tons of oxidized ore grading approx. six and a half  ounces of silver per ton. Borax drilled and conducted extensive metallurgical testing on the sulfide mineralization, but metal prices at the time were too low to support mining of this material.

In 1984-1985, 1987-1989, and 1990, SFPM conducted exploration and drilling on their property in the vicinity of the joint-venture lands. In 1991, SFPM acquired sole interest in the joint-venture lands, including Borax’s claims, and conducted further exploration through 1992. SFPM’s 1990-1992 exploration work concentrated on down-dip and lateral extensions of mineralization underlying the oxide pit and the sulfide mineralization, as well as extensions of mineralization outside the immediate mine area.

There was no exploration on the Trinity property from 1993 to 2005. In August 2005, Renaissance leased the property from Newmont, who had acquired SFPM’s Nevada holdings. Under an earn-in agreement with Piedmont Mining Company, Renaissance explored the property from September 2005 through July 2009, including limited drilling in 2006 and 2007 that encountered high-grade silver values below and adjacent to the open pit.

Liberty Silver entered into an earn-in agreement with Renaissance in March, 2010. To date, Liberty Silver has conducted extensive data compilation and has completed geophysical surveys consisting of a magnetotelluric survey, a gravity survey, and an induced polarization survey over portions the project. The company has also drilled approximately 20,000 ft of reverse circulation rotary drilling consisting of 20 holes 18 of which were drilled in the vicinity of the Trinity mine. The database of technical data for the property, developed since 1982, includes the results of soil and rock surveys, geophysical surveys, geologic mapping, lithology logging and multi-element analyses for about 400 drill holes, and metallurgical work, as well as data derived from the previous production of heap-leach silver.  The Magnetotelluric Survey was initiated in June of 2010 and completed in August of 2010. The Gravity survey was initiated in February of 2012 completed in March of 2012. The Induced Polarization Survey was initiated in April of 2012 completed in May of 2012. The drill program was started in January of 2012 and completed in April of 2012.

Work Completed by Company & Plan of Operation

As of the date of this Registration Statement, the Company has completed the following items: (a) a magnetotelluric geophysical survey has been completed; (b) the drill hole database has been digitized; (c) a mineralized material estimate for the original deposit identified in the Earn-In Agreement; (d) environmental and permitting work has begun, and all of the past geologic data has been compiled.

Past exploration activities consisted of a magnetotelluric survey that was completed in August of 2010, a gravity survey that was completed in March of 2012, an induced polarization survey that was completed in May of 2012 and a drill program that was started in January of 2012 and completed in April of 2012, consisting of 20 reverse circulation holes comprising 22,565 ft of drill hole. The Magnetotelluric Survey was initiated in June of 2010 and completed in August of 2010. The Gravity survey was initiated in February of 2012 completed in March of 2012. The Induced Polarization Survey was initiated in April of 2012 completed in May of 2012. The drill program was started in January of 2012 and completed in April of 2012.

We estimate that during our fiscal year ending June 30, 2011, we incurred approximately $554,145 in exploration expenses, and that during our fiscal year ending June 30, 2012, we incurred approximately $1,667,497 in exploration expenses.   These amounts include both direct exploration costs as well as various indirect costs related to exploration, which under the terms of the Earn-In Agreement, are included in the calculations for purposes of determining whether we have met our minimum annual expenditure commitment.

It is anticipated that additional exploration work will be needed during 2013, although specific plans for this additional work have not yet been finalized.  It is currently anticipated that the additional exploration work to be completed will include additional drilling to upgrade our level of confidence in the mineralization and to expand the mineralized area, as well as drilling to collect metallurgical samples. The estimated budget for this additional drilling is approximately $1,500,000.   Metallurgical testing, which is budgeted to cost approximately $300,000, is expected to be undertaken for the purpose of defining the estimated silver recovery of the mineralized rock. Engineering design work, budgeted at approximately $500,000, is expected to be undertaken for the purpose of studying the feasibility of developing a mine, and as soon as design work is completed, permitting will need to start.   The budget for permitting work is expected to be approximately $100,000.  No further geophysical work is currently planned.

Geology and Mineralization of Trinity Project

The following disclosure regarding the Geology and Mineralization of the Trinity Project has been derived information contained in the Trinity Project Technical Report.

The Trinity Project lies on the western flank of the Trinity Range, one of the generally north-trending ranges formed during Tertiary extension of the Basin and Range Province.

Within the Trinity Range, the basement rocks are comprised of the Middle Triassic to Early Jurassic near-shore deltaic deposits of the Auld Lang Syne Group, which are represented by phyllite, argillite, quartzite, and dirty limestone at the Trinity project. The best-represented pre-Cenozoic deformation in this portion of the Trinity Range is the Jurassic and Cretaceous Nevadan Orogeny, which resulted in low-grade regional metamorphism, variably directed folding, and thrust faulting. A Cretaceous intrusive episode culminated the Nevadan Orogeny and is exemplified by a Cretaceous granodiorite stock just northeast of the Trinity project.

Tertiary volcanic and sedimentary rocks and Quaternary sediments are abundant in the Trinity project area. There is a thin Tertiary rhyolite sequence along the central north-south axis of the property that includes the mineralized material area. These volcanic rocks overlie the Mesozoic phyllite and argillite, exposed to the east, but are separated by an argillite breccia that is closely associated with faulting. The rhyolite includes interbedded rhyolitic flows, welded tuffs, air-fall tuffs, epiclastic tuffs, and lacustrine deposits. Several rhyolite domes, dikes, and sills have also been identified on the property, some of which may be related to mineralization. Early Tertiary north- to northwest-trending faults are present in the Trinity project area, as are younger north- to northeast-trending normal faults. Late Tertiary and/or Quaternary bench and channel gravel deposits and Quaternary alluvium and outwash unconformably overly the rhyolites and cover the western part of the property.

Rhyolite porphyry, aphanitic rhyolite, and volcaniclastic rocks are the principal host rocks for mineralization in the Trinity mine area. Silicification and quartz-adularia-sericite alteration are associated with the mineralization. Tertiary rhyolitic tuffs and flows were extensively altered and form a halo extending 1.6 miles beyond the main mineralized area. This alteration affected the Auld Lang Syne Group only locally along faults and breccia zones.

Mineralization at the Trinity project is controlled by a northeast-trending zone of normal faults. Silver, lead, and zinc mineralization occurs in fractures and bedding planes in Tertiary rhyolite in the hanging-wall block of the fault zone. Although mineralization continues downward into the underlying Triassic rocks, it is more tightly constrained to fractures that host higher-grade vein mineralization. The original Trinity silver deposit can generally be divided into two parts: a sulfide zone below the current pit and to the northeast, and an overlying oxide zone. Borax‟s mining in the late 1980s focused on a portion of the oxide zone.

Mineralization occurs as oxidized and unoxidized sulfides in veinlets, as fracture-controlled mineralization, and as disseminations within the host rocks, including breccia matrix. Sulfide mineralization consists mainly of pyrite, sphalerite, galena, marcasite, and minor arsenopyrite with various silver minerals, including tetrahedrite-freibergite, pyrargyrite, minor argentite, and rare native silver, with traces of gold, pyrrhotite, stannite, and chalcopyrite. Low-grade lead and zinc have the potential to add value as byproducts.

Index of Geologic Terms

TERM	DEFINITION
Adularia	A variety of transparent or translucent orthoclase.
Air-fall tuffs	Ash exploded out of a volcano, which falls through the air and settles in beds, called tuffs when consolidated.
Alluvium	Loose, unconsolidated (not cemented together into a solid rock) soil or sediments
Aphanitic	Igneous rock in which the grain or crystalline structure is too fine to be seen by the unaided eye
Argillite	A fine-grained sedimentary rock composed predominantly of indurated muds and oozes.
Argillization	The replacement or alteration of feldspars to form clay minerals.
Arsenopyrite	The most prevalent mineral containing the element arsenic.
Breccia	A rock composed of broken fragments of minerals or rock cemented together by a fine-grained matrix that can be either similar to or different from the composition of the fragments.
Cenozoic	The current and most recent geological era and covers the period from 65.5 million years ago to the present
Chalcopyrite	A major ore mineral containing copper, iron, and sulfur.
Cretaceous	A geologic period from 145 to 65 million years ago.
Deltaic	Pertaining to, or like a delta.
Dikes	A type of sheet intrusion referring to any geologic body that cuts discordantly across rock structures.
Domes	A roughly circular mound-shaped protrusion resulting from the slow extrusion of viscous lava from a volcano.
Epiclastic	Formed at the surface of the earth by consolidation of fragments of preexisting rocks.
Freibergite	A complex sulfosalt mineral of silver, copper, iron, antimony, arsenic, and sulfur.
Galena	The natural mineral form of lead sulfide.
Grandiorite	A visibly crystalline plutonic rock composed chiefly of sodic plagioclase, alkali feldspar, quartz, and subordinate dark-colored minerals.
Hydrothermal	Relating to or produced by hot water, especially water heated underground by the Earth's internal heat.
Jurassic	The geologic period that extends from about 200 to 145 million years ago.
Lacustrine	Of or relating to lakes.
Metal Sulfides	A group of minerals containing both metals and sulfur.
Mesozoic	A geologic era that extends from 251 to 65 million years ago
Mineral	A mineral is a naturally occurring solid chemical substance having characteristic chemical composition, highly ordered atomic structure, and specific
Mineralization	The act or process of mineralizing.
Miocene	A geological epoch that extends from about 23.8to 5.3 million years ago.
Nevadan Orogeny	A major mountain building event that took place along the western edge of ancient North America between the mid to late Jurassic.
Ore	Mineralized material that can be mined and processed at a positive cash flow.
Orthoclase	A variety of feldspar, essentially potassium aluminum silicate, which forms igneous rock.
Oxidized	A process whereby the sulfur in a mineral has been removed and replaced by oxygen.
Phyllite,	A type of foliated metamorphic rock primarily composed of quartz, muscovite mica, and chlorite
Pliocene	The geologic epoch that extends from about 5.3 million to 1.8 million years ago.
Porphyry	A variety of igneous rock consisting of large-grained crystals suspended in a fine grained matrix
Pyrargyrite	A sulfosalt mineral consisting of silver, arsenic, and sulfur.
Pyrite	A very common sulfide mineral consisting of iron and sulfur found in a wide variety of geological occurrences. Commonly known as “Fools Gold”
Pyrrhotite	An unusual iron sulfide mineral with a variable iron content.
Quartzite	A hard metamorphic rock which was originally sandstone
Rhyolite	A fine-grained volcanic rock, similar to granite in composition
Sercitization	A hydrothermal or metamorphic process involving the introduction of, alteration to, or replacement by white, fine-grained potassium mica.
Silicification	A hydrothermal or metamorphic process involving the introduction of, alteration to, or replacement by silica.
Sills	A tabular sheet intrusion that has intruded between older layers of sedimentary rock, beds of volcanic lava or tuff.

Sphalerite	A mineral containing zinc and sulfur.
Stannite	A mineral containing copper, iron, tin, and sulfur.
Sulfides	Sulfide minerals are a class of minerals containing sulfur with sulfide (S2−) as the major anion.
Tetrahedrite	A sulfosalt mineral containing copper, antimony, and sulfur.
Triassic	A geologic period that extends from about 251 to 200 million years ago.
Volcanic	A rock formed from magma erupted from a volcano.
Volcaniclastic	Volcanic material which been transported and reworked through mechanical action, such as by wind or water.
Welded tuffs	Rock composed of compacted volcanic ejected materials.

LEGAL PROCEEDINGS

Neither the Company nor its property is the subject of any pending legal proceedings, and no such proceeding is known to be contemplated by any governmental authority. We are not aware of any legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on the on the Toronto Stock Exchange under the Symbol “LSL” and on occasion trades by appointment on the Grey Market under the Symbol "LBSV".  Prior to October 15, 2012, the Company’s shares traded on the OTC Bulletin Board (“OTCBB”).

On October 5, 2012, Liberty Silver was named in an Order of Suspension of Trading (the "Order") from the US Securities and Exchange Commission.  Pursuant to the Order, trading in the Company's securities was suspended from October 5, 2012 through October 18, 2012.  Furthermore, effective October 11, 2012, the Company had its stock quotation under the symbol "LBSV" removed from the OTC Bulletin Board (the "OTCBB") as it became ineligible for quotation on OTCBB due to quoting inactivity under Securities and Exchange Commission Rule 15c2-11.  The Company is currently reviewing the requirements necessary to permit its stock to resume trading on the OTCBB.   There is no assurance as to when or whether the Company’s stock will resume trading on the OTCBB.

On October 12, 2012, the Ontario Securities Commission issued a cease trade order providing that trading in the securities of Liberty Silver Corp. (excepting issuances from treasury) shall cease until 11:59 pm EST on October 18, 2012 (the “OSC Order”).  The OSC Order was effective for the same time frame as the Order of Suspension of Trading imposed by the SEC.  Trading in the Company’s shares on the TSX in Canada resumed on October 22, 2012.

The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

The high and low closing prices of our common stock on the Toronto Stock Exchange and the OTC Bulletin Board or the Grey Market for the periods indicated below are as follows:

		TSX			OTCBB/GREY MARKET
PERIOD		HIGH BID CAD$		LOW BID CAD$	HIGH BID US$	LOW BID US$
October 1, 2012 through December 31, 2012		1.580		0.40	1.55	0.40
July 1, 2012 through September 30, 2012		1.49		.60	1.50	0.60
April 1, 2012 through June 30, 2012		$0.95		$0.41	$0.85	$0.47
January 1, 2012 through March 31, 2012		$1.04		$0.75	$1.03	$0.60
October 1, 2011 through December 31, 2011 (1)		$1.09		$0.72	$1.11	$0.50
July 1, 2011 through September 30, 2011	$	N/A	$	N/A	$0.80	$0.47
April 1, 2011 through June 30, 2011	$	N/A	$	N/A	$0.64	$0.30
January 1, 2011 through March 31, 2011		N/A		N/A	$0.63	$0.19
October 1, 2010 through December 31, 2010		N/A		N/A	$0.64	$0.17
July 1, 2010 through September 30, 2010		N/A		N/A	$0.61	$0.30

(1)

Common stock commenced trading on the TSX on December 22, 2011.

Holders

As of January 22, 2013, there were 83,694,167 shares of common stock issued and outstanding held by approximately 27 registered stockholders of record of the Company's common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plan Information

On April 19, 2011, subject to shareholder ratification, the Board of Directors of the Company approved the adoption of the Liberty Silver Corp. Incentive Share Plan (the “Plan”) under which common shares of the Company’s common stock have been reserved for purposes of possible future issuance of incentive stock options, non-qualified stock options, and stock grants to employees, directors and certain key individuals.  Under the Plan, the maximum number of common shares reserved for issuance shall not exceed 10% of the common shares of the Company outstanding from time to time.   The purpose of the Plan shall be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of common shares of the Company.  In order to maintain flexibility in the award of stock benefits, the Plan constitutes a single plan, but is composed of two parts.  The first part is the Share Option Plan which provides grants of both incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, and nonqualified stock options.  The second part is the Share Bonus Plan which provides grants of shares of Company common stock.   The following chart illustrates the information regarding the Equity Compensation Plan as of June 30, 2012:

	Number of		Number of securities
	securities		remaining available
	to be issued upon	Weighted average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options,	options,	(excluding securities
	warrants	warrants	reflected in column)
Plan category			(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	6,950,000.88		1,161,083

Total	6,950,000.88		1,161,083

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. TO THE EXTENT THAT ANY STATEMENTS MADE IN THIS PROSPECTUS CONTAIN INFORMATION THAT IS NOT HISTORICAL, THESE STATEMENTS ARE ESSENTIALLY FORWARD-LOOKING. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “EXPECTS”, “PLANS”, “MAY”, “ANTICIPATES”, “BELIEVES”, “SHOULD”, “INTENDS”, “ESTIMATES”, AND OTHER WORDS OF SIMILAR MEANING. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FINANCE OUR ACTIVITIES; THE

EFFECTIVENESS, PROFITABILITY AND MARKETABILITY OF OUR PRODUCTS; THE FUTURE TRADING OF OUR COMMON STOCK; OUR ABILITY TO OPERATE AS A PUBLIC COMPANY; GENERAL ECONOMIC AND BUSINESS CONDITIONS; THE VOLATILITY OF OUR OPERATING RESULTS AND FINANCIAL CONDITION; AND OTHER RISKS DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION OR OTHERWISE.

Overview

We were incorporated for the purpose of engaging in mineral exploration activities.  On March 29, 2010, we entered into an Exploration Earn-In Agreement relating to the Trinity Project located in Pershing County, Nevada and now intend to engage in efforts to develop the Trinity Project.  Our plan of operation for the fiscal year ending June 30, 2013 is to conduct additional mineral exploration activities at the Trinity Silver property. Operations at the Trinity Project will consist of (i) an effort to expand the known mineralized material through drilling, (ii) permitting for operation, if deemed economically viable, (iii) metallurgical studies aimed at enhancing the recovery of the silver and by-product lead and zinc, (iv) engineering design related to potential construction of a new mine, and (v) complete feasibility studies relating to possible re-opening the historic mine. Exploration of the property will be conducted simultaneously with the mine development in order to locate additional mineralized materials.

Results of Operations

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operation and financial condition for the fiscal year ended June 30, 2012 as compared to the fiscal year ended June 30, 2011.  Unless otherwise stated, all figures herein are expressed in U.S. dollars.

Comparison of the fiscal years ended June 30, 2012 and 2011

Revenue

During the fiscal years ended June 30, 2012 and June 30, 2011, the Company generated no revenue.

Expenses

During the fiscal year ended June 30, 2012, the Company reported total operating expenses of $5,681,977 as compared to $1,463,758 during the fiscal year ended June 30, 2011, an increase of $4,218,219 or approximately 288%.   The increase in operating expenses is primarily due to increases in financing cost associated with valuation of warrants, exploration expense, operation and administration expense and legal and accounting expense.  The increases in these expenses were partially offset by a decrease of $166,234 in consulting expense.

During the 2012 fiscal year, the Company completed equity financings in which 9,727,500 warrants were issued, which resulted in an increase of $1,786,160 in the amortized financing costs associated with the issuance of warrants in 2012, compared to 300,000 warrants issued during the 2011 fiscal year, which resulted in a full charge of $40,000 for financing costs associated with the issuance of warrants.

Exploration expense increased by $1,146,650 during the 2012 fiscal year compared to the 2011 fiscal year.  As a result of completing equity financings in excess of $5,000,000 during fiscal 2012, the Company had the financial resources to execute a more extensive exploration program in fiscal 2012, as compared to fiscal 2011, when the financial resources were limited, resulting in less resources being allocated to exploration.

Operation and administration expense increased by $1,375,841 during fiscal 2012 compared to the 2011 fiscal year.  The primary reasons for the net increase in operation and administration expense were as follows.  During fiscal 2012, the Company had its shares listed on the Toronto Stock Exchange under the trading symbol “LSL”, and there were extensive costs associated with that process; the Company established it’s corporate head office in Toronto, Canada; the management team and support staff were expanded to enable the execution of the Company’s business plan; and the cost associated with the issuance of stock options increased in fiscal 2012, compared to fiscal 2011.

Legal and accounting expense increased by $75,802 during the 2012 fiscal year, as compared to the 2011 fiscal year.  During fiscal 2012, the increase in corporate activity, which included the listing on the Toronto Stock Exchange, equity financings, due diligence activities, etc., resulted in the increase in professional fees.

The increase in the foregoing expenses was partially offset by the decrease in consulting expense, which was due to certain consultants being employed by the Company during fiscal 2012 and ceasing to be consultants.

Net Loss and Comprehensive Loss

The Company had a net loss and comprehensive loss of $5,689,256 for the fiscal year ended June 30, 2012, as compared to a net loss and comprehensive loss of $1,464,253 for the fiscal year ended June 30, 2011, a change of $4,225,003 or approximately 289%.  The change in net loss and comprehensive loss was primarily due to an increase in operating expenses, which was minimally increased by the loss from foreign exchange during the fiscal year ended June 30, 2012.

Comparison of the fiscal periods ended September 30, 2012 and 2011

Revenue

During the three-month periods ended September 30, 2012 and 2011, the Company generated no revenue.

Expenses

During the three month period ended September 30, 2012, the Company reported total operating expenses of $1,639,870 compared to $699,572 during the three month period ended September 30, 2011, an increase of $940,298, or approximately 134%.   The increase in operating expenses is primarily due to increases in financing cost associated with valuation of warrants, operation and administration expense, and exploration expense.  The increase in these expenses was partially offset by a decrease in consulting expense and legal and accounting expense.

As at September 30, 2012, the Company had 9,727,500 warrants outstanding, in relation to which the Company reported financing costs associated with the valuation of warrants of $781,968, as compared to 2,233,334 warrants outstanding as at September 30, 2011 when the Company reported $77,291 in financing costs associated with the valuation of warrants.

Operation and administration expense increased by $365,496 to $579,350 during the period ended September 30, 2012, as compared to an expense of $213,854 reported during the period ended September 30, 2011.  The net increase was primarily due to: corporate development costs incurred in connection with the Company’s bid to acquire a junior exploration company based in Canada; costs incurred in connection with the Company’s listing on the Toronto Stock Exchange under the trading symbol “LSL”; an increase in the Company’s investor relations expense; the expansion of the Company’s management team and support staff to enable the execution of the Company’s business plan; certain members of management ceasing to be consultants to the Company and becoming employees of the Company; and the costs associated with the Company’s corporate head office established in Toronto, Canada.

Exploration expense increased by $188,755 to $198,401 during the period ended September 30, 2012, as compared to an expense of $9,646 reported during the period ended September 30, 2011.  During the period ended September 30, 2011, the Company had not secured enough equity financing to commence a meaningful exploration program, as compared to the period ended September 30, 2012, when the Company was in the midst of an extensive exploration program that was commenced in January of 2012, after completing equity financings in excess of $5,000,000.

The increase in the foregoing expenses was partially offset by a decrease in consulting expense and legal and accounting expense.

Consulting expense decreased by $196,217 to $2,916 during the period ended September 30, 2012, as compared to an expense of $199,133 reported during the period ended September 30, 2011.  During the period ended September 30, 2012, certain individuals were now employees of the Company, whereas during the period ended September 30, 2011, those individuals served as consultants to the Company.

Legal and accounting expense decreased by $122,413 to $77,235 during the period ended September 30, 2012, as compared to an expense of $199,648 reported during the period ended September 30, 2011.  During the period ended September 30, 2011, the Company incurred increased legal fees, primarily in connection with the Company’s subsequent listing of its shares on the Toronto Stock Exchange under the trading symbol “LSL”.

Net Loss and Comprehensive Loss

The Company had a net loss and comprehensive loss of $1,630,584 for the three months ended September 30, 2012, compared to a net loss and comprehensive loss of $727,228, for the three months ended September 30, 2011, a change of $903,356 or approximately 124%.  The change in net loss and comprehensive loss was primarily due to an increase in operating expenses as described above, partially offset by the gain from foreign exchange translations during the current period, versus a loss from foreign exchange translations during the comparative period.

Liquidity and Capital Resources

Management currently believes that the Company may not have sufficient working capital needed to meet its current fiscal obligations.  In order to continue to meet its fiscal obligations beyond the next nine to twelve months, management has plans to pursue various financing alternatives including, but not limited to, merger and acquisition activity, raising capital through the equity markets and debt financing.

In order to acquire a 70% interest in the Trinity Project, the Company is required to incur $5,000,000 in exploration expenditures over a six-year period from March 29, 2010, the date of the Earn-In Agreement, to March 29, 2016.  In addition, by the end of March 29, 2017, the Company is required to produce a bankable feasibility study.  The Company believes that it will have satisfied the $5,000,000 exploration expenditure commitment prior to March 29, 2013, the third year of the Earn-In Agreement.  The Company is currently planning to raise approximately $5,000,000 to fund additional work to complete the bankable feasibility study and to fund ongoing working capital.  The additional work will consist of engineering and metallurgical testing, confirmation drilling, and an update of the National Instrument 43-101 compliant resource estimate.

The primary source for capital for the Company is the equity markets.  Management plans to continue its canvassing efforts of investors and financial institutions to invest capital in the Company through private placement offerings of common shares or units consisting of common shares and warrants.  The terms and pricing of any such financing would be determined in the context of the markets.  The Company has not entered into an agency agreement or arrangement with any financial institution to raise capital at this time.

Should the Company not be successful at raising capital through the issuance of capital stock, the Company may consider raising capital by the issuance of debt.  However, unless the appropriate features, such as convertible options, are attached to the debt instruments, this form of financing is less desirable until such time as the Company may be in a position to reasonably foresee the generation of cash flow to service and repay debt.  The Company does not currently have plans to issue debt.

Further, on an ongoing basis, management will review potential merger or acquisition targets to determine if certain synergies exist for the Company and if the potential target would strengthen the Company’s financial position.  Management does not currently have any merger or acquisition target identified.

In the event that the Company raises some funds, but, due to difficult capital market conditions or other factors, is not successful at raising all funds needed to complete the bankable feasibility study and fund ongoing working capital, management plans to reduce overhead and maintain the Trinity Project under a care and maintenance program, until such time as the capital markets improve for junior exploration companies.  Management believes that this option is available to it, without jeopardizing its interest in the Trinity Project, due to the accelerated pace at which it has incurred exploration expenditures in relation to the timeline for the minimum expenditure commitment prescribed in the Earn-In Agreement.

On November 10, 2011, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Look Back Investments, Inc. (“Investor”), pursuant to which the Investor acquired Subscription Receipts (“Subscription Receipts”) for U.S. $0.50 per Subscription Receipt for gross proceeds of U.S. $3,250,000; the gross proceeds of U.S. $3,250,000 (the “Escrow Proceeds”) were held in escrow pursuant to the terms of the Subscription Receipt. Each Subscription Receipt entitled the Investor to receive one unit (a "Unit") from the Company without payment of any additional consideration upon conditional approval by the Toronto Stock Exchange for the listing of the common shares of the Company. Each Unit consists of one share of common stock of the Company and one common stock purchase warrant (a “Warrant”); each Warrant is exercisable at a price of US $0.65 per share at any time until 5:00 p.m. (Toronto time) on December 31, 2013. On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one Unit of the Company as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange under the trading symbol, “LSL”, effective as of December 22, 2011. On December 19, 2011, the Escrow Proceeds were delivered to the Company from the escrow agent. As a result of the foregoing private placement transaction, the Company currently has the necessary working capital needed to meet its current budget.

Additionally, on December 19, 2011, the Company completed a private placement offering, pursuant to which the Company raised a total of US $1,313,750 through the sale of 2,627,500 Units at a purchase price of US $0.50 per Unit; there were no underwriting discounts or commissions paid. Each Unit consisted of one share of common stock of the Company and one common stock purchase warrant (a “Warrant”). Each whole Warrant entitles the holder to acquire one share of common stock at a price of US $0.65 for a period of two years following the date of the closing of the financing.

Effective September 28, 2012, the Company issued 100,000 common shares upon the exercise of 100,000 whole warrants for gross proceeds of CDN$ 75,000.

Effective October 3, 2012, the Company issued 300,000 common shares upon the exercise of 300,000 whole warrants for gross proceeds of CDN$ 225,000.

As at the date of this registration statement, there are 9,627,500 warrants outstanding, which may be exercised at various exercise prices, for gross proceeds of $6,247,875.

Current Assets and Total Assets

As of September 30, 2012, the unaudited balance sheet reflects that the Company had: i) total current assets of $1,152,040, as compared to total current assets of $1,796,779 at June 30, 2012, a decrease of $644,739, or approximately 36%; and ii) total assets of $1,309,940, as compared to total assets of $1,956,416 at June 30, 2012, a decrease of $646,476, or approximately 33%.  The decrease in assets was primarily due to cash used in operating activities, partially offset by a net increase in other working capital items.

Total Current Liabilities and Total Liabilities

As of September 30, 2012, the unaudited balance sheet reflects that the Company had total current liabilities and total liabilities of $157,714, compared to total current liabilities and total liabilities of $167,948 at June 30, 2012, a decrease of $10,234 or approximately 6%.  The net decrease in liabilities was due to a decrease in accounts payable, partially offset by an increase in accrued liabilities.  The current liabilities of the Company are expected to be settled in the regular course of business.

Cash Flow – for the fiscal years ended June 30, 2012 and 2011

During the fiscal year ended June 30, 2012 cash was primarily used to fund operations. The Company reported a net increase in cash used in operating activities during the fiscal year ended June 30, 2012 as compared to June 30, 2011.  See below for additional discussion and analysis of cash flow.

	For the years ended June 30,
	2012	2011
	$	$
Net cash provided by (used in) operating activities	(3,305,094)	(785,254)
Net cash used in investing activities	(66,340)	(72,511)
Net cash provided by financing activities	5,049,625	150,000
Net Change in Cash	1,678,191	(707,765)

During the year ended June 30, 2012, net cash used in operating activities was $3,305,094, compared to net cash used in operating activities of $785,254 during the year ended June 30, 2011.  The increase in net cash used in operating activities is primarily due to an increase in: exploration expense; operation and administration expense; and, legal and accounting expense.  The increase in these expenses was partially offset by a small decrease in consulting expense.

During the year ended June 30, 2012, net cash used in investing activities was $66,340, comprised of $34,732 paid for the purchase of furniture and equipment and $31,608 paid to acquire mining interests.  During the year ended June 30, 2011, net cash used in investing activities was $72,511, all of which was paid to acquire mining interests.

During the year ended June 30, 2012, net cash provided by financing activities was $5,049,625.  The net amount was comprised of $5,252,388 from the proceeds of the issuance of common stock, and partially offset by $202,763 of costs associated with the issuance of the common stock.  During the year ended June 30, 2011, net cash provided by financing activities was $150,000, which represented proceeds from related party notes.

Cash Flow – for the interim periods ended September 30, 2012 and 2011

During the three months ended September 30, 2012 cash was primarily used to fund operations. The Company reported a net decrease in cash during the three months ended September 30, 2012 as compared to a net increase in cash for the three months ended September 30, 2011.  See below for additional discussion and analysis of cash flow.

	For the three months ended September 30,
	2012	2011

Net cash used in operating activities	$ (893,042)	$ (491,366)
Net cash used in investing activities	-	(29,765)
Net cash from financing activities	72,692	688,639

Net Change in Cash	$ (820,350)	$ 167,508

During the three months ended September 30, 2012, net cash used in operating activities was $893,042, compared to net cash used in operating activities of $491,366 during the three months ended September 30, 2011.  The increase in net cash used in operating activities of $401,676 is primarily due to: a comprehensive loss of $1,630,584 during the current period versus a comprehensive loss of $727,228 in the comparative period; net changes in working capital items of $185,845 during the current period versus net changes in working capital items of $41,480 during the comparative period; partially offset by non-cash items of $923,387 during the current period versus non-cash items of $277,342 during the comparative period.

During the three months ended September 30, 2012, the Company did not use any cash for investing activities, as compared to $29,765 used in investing activities during the comparative period when the Company invested in furniture and office equipment.

During the three months ended September 30, 2012, net cash from financing activities was $72,692, compared to net cash from financing activities of $688,639 during the three months ended September 30, 2011.  During the current period, the Company issued 100,000 common shares upon the exercise of 100,000 whole warrants at an exercise price of CDN $0.75 per common share, for gross proceeds of CDN $75,000.  The warrants were originally issued pursuant to a private placement offering of 200,000 Units on July 27, 2011.  The Units were comprised of one common share and one half of one common share purchase warrant.  During the comparative period, the Company issued a combined 1,200,000 Units, consisting of one common share and one half of one common share purchase warrant, at CDN $0.55 per Unit, for gross proceeds of CDN $660,000.  The CDN$ proceeds were translated to USD $688,639.

Going Concern

The audited and unaudited financial statements included with this filing have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements and has not entered into any transaction involving unconsolidated limited purpose entities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 1, 2011, the Company changed accountants.  We have not had any disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE.

Directors and Executive Officers

The following table sets forth the names of our directors, executive officers, significant employees, promoters and control persons, their ages, and all offices and positions held within the Company as of January 1, 2013.  Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified.  Officers and other employees serve at the will of the board of directors.

Name	Age	Present Position With the Company	Since
R. Geoffrey Browne	58	Chief Executive Officer, President, Director	October 2010
Manish Z. Kshatriya	39	Chief Financial Officer, Executive VP	January 2012
John Pulos	46	Director	February 2007
George Kent	82	Director	October 2010
Timothy Unwin	69	Director, Chairman	October 2010
W. Thomas Hodgson	59	Director	December 2010
H. Richard Klatt	76	Vice President of Exploration	October 2010
William J. Tafuri	71	Project Manager	November 2012

Biographical Information

R. Geoffrey ‘Geoff’ Browne. Mr. Browne currently serves as our Chief Executive Officer, President and a Director of the Company.  Mr. Browne has over 30 years of experience in the financial services industry in Canada, the U.S. and London, England.  In addition to his work with the Company, since July 1996 Mr. Browne has served as the Managing Partner of MWI & Partners, a private equity firm located in Ontario, Canada.  As the managing partner of MWI & Partners, Mr. Browne is responsible for making investments for the company.  Prior to founding MWI & Partners, Inc., from September 1976 to June 1996 Mr. Browne was a senior executive with Canadian Imperial Bank of Commerce and CIBC Wood Gundy Inc.  The last position he held at CIBC was Chief of Staff for CIBC World Markets.  Mr. Browne is active on numerous other corporate and not-for-profit Boards, and is one of three independent members of the Investment Review Committee of UBS Global Asset Management (Canada) Co. Mr. Browne is holds a B.A. in economics from the University of Western Ontario. Mr. Browne’s over 30 years of experience in the financial services industry in Canada, the U.S. and London, England, including his time spent as Chief of Staff for CIBC World Markets led the board to conclude that Mr. Browne should serve as a director of the Company.

Manish Z. Kshatriya. Mr. Kshatriya has over 14 years of progressive experience in corporate finance, accounting, taxation and auditing obtained in public accounting practice and industry. From January 2006 until October 2011, Mr. Kshatriya worked for Augen Capital Corp., a Toronto based, Canadian listed mining merchant bank where he served as both the Director of Finance, and most recently the Chief Financial Officer.  As the Director of Finance and Chief Financial Officer, Mr. Kshatriya was responsible for the management and oversight of all financial matters for Augen Capital Corp.  Mr. Kshatriya is a Chartered Accountant and a member of the Institute of Chartered Accountants of Ontario. He is also a Certified Public Accountant in the United States and a member of the Colorado State Board of Accountancy.

John Pulos.  Mr. Pulos currently serves as a member of the Board of Directors.  Mr. Pulos has been involved in the real estate market for the past 20 years with a focus on development, investment and obtaining land entitlements throughout the United States and Canada as well as investing in many private and public companies.  From February 2007 to present Mr. Pulos has been a director and officer of Liberty Silver.  In May 2010 Mr. Pulos became CFO and Vice President of Liberty Silver and duties included all filings, accounts payable and help in running the day-to-day operations of Liberty.  In January 2012, Mr.

Pulos stepped down as CFO and Vice President but remains on the Board of Directors.  Mr. Pulos obtained his Bachelor of Arts in Political Science from the University of Washington and a Masters of Science in Real Estate Finance at New York University. John Pulos:  Mr. Pulos’ experience being involved in the real estate market for the past 20 years with a focus on development, investment and obtaining land entitlements throughout the United States and Canada as well as investing in many private and public companies led the board to conclude that Mr. Pulos should serve as a director of the Company.

Timothy Unwin.  Mr. Unwin currently serves as a Director and Chairman of the Board of the Company.  In addition to his work for the Company, Mr. Unwin is also the Chairman of the board of Evoke Neurosciences Inc., a private U.S based company specializing in neurological testing and reporting, and from January 2008 to the present, Mr. Unwin has been a partner emeritus at Blake, Cassels & Graydon LLP in Toronto.  Additionally, from February 2009 to the present, Mr. Unwin has served as a director and member of the Audit Committee of C.A. Bancorp Inc.  From March 2004 until his retirement as an active partner in December 2008, Mr. Unwin worked as the managing partner of the New York Office of Blake, Cassels & Graydon LLP.  As the managing partner, Mr. Unwin oversaw the management of the law firm and worked as a corporate and securities lawyer.  Prior to working as the managing partner of the New York Office of Blake, Cassels & Graydon LLP, Mr. Unwin was also the office managing partner at Blake’s office in London, England.  Mr. Unwin is a graduate of the director’s education program at the Institute of Corporate Directors at the Rotman School of Management, University of Toronto and is an institute certified director (ICD.D). Mr. Unwin’s experience as managing partner at the New York Office of Blake, Cassels & Graydon LLP, where he oversaw the management of the law firm and worked as a corporate and securities lawyer led the board to conclude that Mr. Unwin should serve as a director of the Company.

George Kent. Mr. Kent currently serves as a Director of the Company.  As a Professional Engineer in geology he has been engaged in worldwide exploration, mining, financing and education for decades, having spent eight years with Watts Griffis and McOuat Limited and significant periods of time employed with major and minor public companies, Noranda, Dresser Industries, Conwest Exploration, nine years as a full professor at the University of Toronto in Geo-Engineering and Arts and Science faculties, and five years as Exploration Geologist and finally as Officer in Charge with the United Nations of an all mineral survey over 120,000 sq kms in Ethiopia.  In addition to his work for the Company, from October, 2011 to the present, Mr. Kent has served as the President of George R. Kent & Associates Ltd since 1980 which firm is engaged in geological and mining consulting across Canada in Ecuador, Bolivia, India, and in some other countries, assisting in public company formation, directorships Santa Maria Mines Ltd and Canadax Mines Ltd 1980 - 1985. He was a founder, CEO, and director of Duration Mines Limited from 1980 - 1985; of Glimmer Resources Inc. from 1986 - 2004 both successful mining, oil and gas producing companies. He was a co-founder (2001) and still serves as Vice President Corporate Development, CFO, and director of Taranis Resources Inc. Mr. Kent belongs to four investment groups, is a member of the Geological Discussion Group, and is a Life Member of the Canadian Institute of Mining and Metallurgy and of the Prospectors and Developers Association. He is very active in mining circles. Mr. Kent’s experience as a Professional Engineer in geology and being engaged in worldwide exploration, mining, financing and education for decades, having spent eight years with Watts Griffis and McOuat Limited and significant periods of time employed with major and minor public companies led the board to conclude that Mr. Kent should serve as a director of the Company.

W. Thomas Hodgson. In addition to serving as a director of the Company, Mr. Hodgson is also Executive Chairman of Lithium Americas Corp., a TSX-listed mineral exploration company, and Senior Partner and Chairman of Greenbrook Capital Partners Inc., a financial advisory firm, and until May 2011, acted as a consultant and advisor to the Chairman Magna International Inc., one of the world’s largest automotive companies, having a particular specialization in sourcing venture investment opportunities for the company.  Mr. Hodgson has over twenty years’ experience in capital markets research, corporate advisory matters and consulting.  He is currently a director of Helix Biopharma Corp. and Lithium Americas Corp., has been a board member of MI Developments Inc., and was Director, President and Chief Executive Officer of Magna Entertainment Corp. from March 2005 to March 2006.  From November 2002 to March 2005, Mr. Hodgson was President of Strategic Analysis Corporation.  Prior to that, Mr. Hodgson held senior positions with Canadian financial institutions and U.K. companies, including Canadian Imperial Bank of Commerce, Canada Permanent Trust Co. Central Guaranty Trust, where he served as President and Chief Executive Officer, Marathon Asset Management Inc., where he served as President, and GlobalNetFinancial.com, where he served as Chief Operating Officer and then as President and Chief Executive Officer.  Mr. Hodgson holds an MBA from Queen’s University, Kingston, Ontario. Tom Hodgson:  Mr. Hodgon’s experience as a senior partner and chairman of Greenbrook Capital Partners Inc., a financial advisory firm led the board to conclude that Mr. Hodgson should serve as a director of the Company.

H. Richard ‘Dick’ Klatt.  Mr. Klatt currently serves as vice president of exploration for the Company.  Mr. Klatt has over 40 years of diverse mining and exploration experience in precious and base metals.  He has worked for a number of major mining companies.  From 2007 through 2009 he served as contract exploration manager of Yellowcake Mining, Inc., Las Vegas Nevada, during which time he organized and oversaw exploration drilling for uranium in the Uravan mineral belt, Colorado.  From 2006 through 2007 he worked as a consulting minerals exploration geologist during which time he: (i)

completed an economic geology review of the La Sal uranium district for Superior Uranium, Moab, Utah; (ii) completed extensive lithology-logging for base and precious metals for a drill program at the south rim of the Bingham copper mine, Utah, for Grand Central Silver Mines, Carrollton, Texas; (iii) directed a 2,100 feet diamond drilling program for gold and cobalt in the Belt-Percell basin, eastern Idaho, for Salmon River Resources, Vancouver, British Columbia, Canada; (iv) completed a 6,000 feet diamond drilling program for zinc in western Utah for Franconia Minerals Corp., Spokane, Washington; and (v) Directed a 6,000 m rotary drilling program for uranium in western Colorado for U.S. Energy,  Riverton, Wyoming.  From 2004 through 2005, he worked as a consulting minerals exploration geologist for Kennecott Exploration Company located in Salt Lake City, Utah.  During this time he also oversaw initial development drilling for vein-hosted base metals in the Zacatecas district, Zacatecas, Mexico, for Capstone Gold, Vancouver, British Columbia, Canada.  Mr. Klatt received his B.S. degree in geology at the University of Illinois, Urbana, Illinois.

William J. Tafuri.  Mr. Tafuri currently serves as Project Manager of the Trinity Project.  Mr. Tafuri has a Ph.D. in geology and over 40 years of diverse mining and exploration experience in precious and base metals. Mr. Tafuri has worked for a number of major international mining companies and has held management positions in both domestic and foreign locations for Getty Mining Co., Santa Fe Pacific Gold Corp., and Kinross Gold Corp. He has extensive consulting experience, both domestic and foreign. He has extensive exploration and mine development experience in the USA, Central Asia, Russia, and Chile. From March 2010to the present Mr. Tafuri has been the President and COO of the Company.  As March of 2010 Mr. Tafuri was responsible for managing the operations of the Company.  From January 2007 to December 2009, Mr. Tafuri was the President of Yellowcake Mining Company, which was located in Vancouver, B.C., Canada, and was in the business of mining.  As of January 2007, Mr. Tafuri was responsible for the acquisition and exploration of uranium properties in Wyoming and Colorado.  From June 2004 to November 2006 Mr. Tafuri was the Vice President of Centrasia Mining Company, which was located in Vancouver, B.C., Canada and was in the business of mining.  As of June 2004, Mr. Tafuri was responsible for the acquisition and exploration of mining properties in Central Asia.  Mr. Tafuri received his B.S. and M.S. degrees in geology at the University of Nevada-Reno and his Ph.D. in geology at the University of Utah.

Family Relationships

There are no family relationships between any of the current directors or officers of the Company.

Involvement in Certain Legal Proceedings

To the best of its knowledge, the Company’s directors and executive officers were not involved in any legal proceedings during the last ten years as described in Item 401(f) of Regulation S-K.

Directorships

None of the Company’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Code of Ethics

Our board of directors has adopted a code of ethics that will apply to its chief executive officer, chief financial officer and chief accounting officer or controller and to persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code.  We will provide a copy of our code of ethics, without charge, to any person upon receipt of written request for such delivered to our corporate headquarters.  All such requests should be sent care of Liberty Silver Corp., Attn: Corporate Secretary, 181 Bay Street, Suite 2330, Toronto, Ontario, Canada, M5J 2T3, phone number: 888-749-4916. The Company’s Code of Business Conduct and Ethics has also posted on our website at, www.libertysilvercorp.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s principal executive officer , chief financial officer and all other executive officers; the information contained below represents compensation paid to the Company’s officers for their work related to the Company.

							Non-Equity	Non-qualified
							Incentive	Deferred
				Stock	Option		Plan	Compensation	All other
Name and		Salary	Bonus	Award(s)	Award(s)		Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)		(#)	($)	($)	($)

R. Geoffrey Browne	2012	200,004	--	--	--		--	--	--	200,004
CEO, President	2011	166,673	--	--	1,468,451	(2)	--		--	1,635,124

William Tafuri, President,	2012	120,000	--	--	--		--	--	--	120,000
COO (4)	2011	120,000	--	--	292,251	(2)	--	--	--	412,251
	2010	30,000	--	--	--		--	--	--	30,000

Manish Z. Kshatriya	2012	60,357	--	--	296,133	(2)	--	--	--	356,490
CFO

H. Richard Klatt (1)	2012	96,000	--	--	--		--	--	--	96,000
	2011	93,600	--	--	219,188	(2)	--	--	--	312,788
	2010	20,000	--	--	--		--	--	--	20,000

John Pulos	2011	--	--	--	--		--	--	--	--
CFO (3)	2010	--	--	--	--		--	--	--	--

(1) H. Richard Klatt serves as the vice president of exploration of the Company.

(2) Option awards reflect the aggregate grant date fair value computed using the Black-Scholes model; for a discussion please refer to Note 6 in the Notes to the Financial Statements herein.

(3) John Pulos resigned as the Chief Financial Officer of the Company on January 16, 2012.

(4) Bill Tafuri resigned as the President and Chief Operating Officer of the Company on November 27, 2012.

Grant of Plan Based Awards

The following table provides a summary of equity awards granted to the Company’s executive officers during the fiscal year ended June 30, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Geoffrey Browne	October 18, 2010	--	--	--	--	--	--	--	3,000,000.75		1,468,451(1)
William Tafuri	April 19, 2011	--	--	--	--	--	--	--	800,000.75		292,251(1)
Manish Kshatriya	January 16, 2012	--	--	--	--	--	--	--	450,000	1.00	296,133 (1)
H. Richard Klatt	April 19, 2011	--	--	--	--	--	--	--	600,000.75		219,188(1)
John Pulos	--	--	--	--	--	--	--	--	--	--	--

(1) Option awards reflect the aggregate grant date fair value computed using the Black-Scholes model; for a discussion please refer to Note 5 in the Notes to the Financial Statements herein.

Outstanding Stock Options Awards At Fiscal Year End.

The following table provides a summary of equity awards outstanding at June 30, 2012, for each of our named executive officers.

	Option Awards ________________________________________________________					Stock Awards _________________________________________
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Geoffrey Browne	3,000,000	--	--	.75	October 18, 2015	--	--	--	--
William Tafuri	533,328	266,672	--	.75	April 19, 2016	--	--	--	--
H. Richard Klatt	400,000	200,000	--	.75	April 19, 2016	--	--	--	--
Manish Kshatriya	150,000	300,000	--	1.00	July 16, 2017	--	--	--	--

There were no options or other derivative securities exercised in fiscal 2011 by our named executive officers.  In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Change of Control Agreements

We are not party to any change of control agreements with any of our directors or executive officers.

Employment Agreement; Employment Arrangement

R. Geoffrey Browne currently serves as the Chief Executive Officer and President of the Company.  Pursuant to an agreement dated October 18, 2010, (the “Agreement”) Mr. Browne is paid an annual salary of $200,000, as well as an annual discretionary performance bonus for his services rendered as the Chief Executive Officer; the amount of the performance bonus is at the discretion of the Company’s Board of Directors.  In conjunction with the entry into the Agreement, the Company granted Mr. Browne stock options to acquire up to 3,000,000 shares of restricted common stock of the Company at a price of $.75 per share.

Manish Z. Kshatriya currently serves as the Chief Financial Officer of the Company.  Pursuant to an arrangement with the Company, in consideration of his services to the Company, Mr. Kshatriya’s is paid $2,500 per week; there is no written agreement relating to the foregoing arrangement.  Additionally, in January of 2012 he was granted stock options to purchase up to a total of 450,000 shares the Company’s common stock at an exercise price of $1.00 per share.  The options are subject to the following vesting schedule: (i) 150,000 options vest six months after January 16, 2012; (ii) 150,000 options vest one and a half years after January 16, 2012; and (iii) 150,000 options vest two and one half years after January 16, 2012.

William Tafuri currently serves as the Project Manager of the Trinity Project. Pursuant to an arrangement with the Company, in consideration of Mr. Tafuri’s services to the Company, Mr. Tafuri is paid $120,000 annually; there is no written agreement relating to the foregoing arrangement.  Additionally, in April 2011, Mr. Tafuri was granted stock options to purchase 800,000 shares of the Company’s common stock at $0.75 per share for a 5-year term.  Pursuant to the terms of the option agreement, entered into between Mr. Tafuri and the Company, a total of 266,664 options vested immediately upon the grant of the options; the remaining 533,336 options vest over a two-year period.  The vesting of the remaining 533,336 options may be accelerated in the event the Company achieves certain milestones with respect to its mining operations.

H. Richard Klatt currently serves as the Vice President of Exploration of the Company. Pursuant to an arrangement with the Company, in consideration of Mr. Klatt’s services to the Company, Mr. Klatt is paid $96,000 annually; there is no written agreement relating to the foregoing arrangement.  Additionally, in April 2011, Mr. Klatt was granted stock options to purchase 600,000 shares of the Company’s common stock at $0.75 per share for a 5-year term.  Pursuant to the terms of the option agreement, entered into between Mr. Klatt and the Company, a total of 200,000 options vested immediately upon the grant of the options; the remaining 400,000 options vest over a two-year period.  The vesting of the remaining 400,000 options may be accelerated in the event the Company achieves certain milestones with respect to its mining operations.

Equity Compensation Plan Information

On April 19, 2011, subject to shareholder approval, the Board of Directors of Liberty Silver Corp. approved the adoption of the Liberty Silver Corp. Incentive Share Plan (the “Plan”) under which common shares of the Company’s common stock have been reserved for purposes of possible future issuance of incentive stock options, non-qualified stock options, and stock grants to employees, directors and certain key individuals.  Under the Plan, the maximum number of common shares reserved for issuance shall not exceed 10% of the common shares of the Company outstanding from time to time.   The purpose of the Plan shall be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of common shares of the Company.  In order to maintain flexibility in the award of stock benefits, the Plan constitutes a single plan, but is composed of two parts.  The first part is the Share Option Plan which provides grants of both incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, and nonqualified stock options.  The second part is the Share Bonus Plan which provides grants of shares of Company common stock. The following is intended to be a summary of some of the material terms of the Plan, and is subject to, and qualified in its entirety, by the full text of the Plan.

The Plan

The Plan is a rolling plan, under which the maximum number of Shares reserved for issuance under the Share Option Plan, together with the Share Bonus Plan, shall not exceed 10% of the Shares outstanding (on a non-diluted basis) at any given time. The purpose of the Plan is to advance the interests of the Corporation by (i) providing certain employees, senior officers, directors, or consultants of the Corporation (collectively, the “Optionees”) with additional performance incentives; (ii) encouraging Share ownership by the Optionees; (iii) increasing the proprietary interest of the Optionees in the success of the Corporation; (iv) encouraging the Optionees to remain with the Corporation; and (v) attracting new employees, officers, directors and consultants to the Corporation.

Share Option Plan

The following information is intended to be a brief description and summary of the material features of the Share Option Plan:

(a)

The aggregate maximum number of Shares available for issuance from treasury under the Share Option Plan, together with the Share Bonus Plan, at any given time is 10% of the outstanding Shares as at the date of grant of an option under the Plan, subject to adjustment or increase of such number pursuant to the terms of the Plan. Any Shares subject to an option which has been granted under the Share Option Plan and which has been surrendered, terminated, or expired without being exercised, in whole or in part, will again be available under the Plan.

(b)

The exercise price of an option shall be determined by the Board at the time each option is granted, provided that such price shall not be less than the closing price of the Shares on the principal stock exchange(s) upon which the Shares are listed and posted for trading on the trading day immediately preceding the day of the grant of the option.

(c)

Options granted to persons conducting Investor Relations Activities (as defined in the Plan) for the Corporation must vest in stages over twelve months with no more than ¼ of the options vesting in any three month period.

(d)

In the event an Optionee ceases to be eligible for the grant of options under the Share Option Plan, options previously granted to such person will cease to be exercisable within a period of 12 months following the date such person ceases to be eligible under the Plan.

(e)

In the event that a take-over bid or issuer bid is made for all or any of the issued and outstanding Shares, then the Board may, by resolution, permit all options outstanding to become immediately exercisable in order to permit Shares issuable under such options to be tendered to such bid.

Share Bonus Plan

The following information is intended to be a brief description and summary of the material features of the Share Bonus Plan:

(a)

Participants in the Share Bonus Plan shall be directors, officers, employees, or consultants of the Corporation who, by the nature of their positions are, in the opinion of the Board and upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation.

(b)

The determination regarding the amount of bonus Shares issued pursuant to the Share Bonus Plan will take into consideration the Optionee’s present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board. However, in no event shall the number of bonus Shares pursuant to the Share Bonus Plan, together with the Share Option Plan, exceed 10% of the issued and outstanding Shares in the aggregate.

General Features of the Plan

In addition to the above summaries of the Share Option Plan and the Share Bonus Plan, the following is intended to be a brief description and summary of some of the general features of the Plan:

(a)

The aggregate number of Shares reserved pursuant to the Plan for issuance to insiders of the Corporation within any twelve-month period, under all security based compensation arrangements of the Corporation, shall not exceed 10% of the total number of Shares then outstanding.

(b)

The aggregate number of Share reserved for issuance pursuant to the Plan to any one person in any twelve month period shall not exceed 5% of the total number of Shares outstanding from time to time, unless disinterested shareholder approval is obtained pursuant to the policies of the Corporation’s principal stock exchange(s) upon which the Shares are listed and posted for trading or any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. No more than 2% of the outstanding Shares may be granted to any one Consultant (as defined in the Plan) in any twelve month period, or to persons conducting Investor Relations Activities (as defined in the Plan) in any twelve month period.

Director Compensation

The general policy of the Board is that compensation for independent directors should be equity-based compensation.  Additionally, we reimburse our directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive or medical reimbursement plans.  The Company does not pay employee directors for Board service in addition to their regular employee compensation.  The Board determines the amount of director compensation.   The following table provides a summary of compensation paid to directors during the fiscal year ended June 30, 2012.

Director	Fees	Stock	Option	Non-Equity	Nonqualified	All Other
	Earned	Awards	Awards	Incentive Plan	Deferred	Compensation
	or Paid	($)	($) (1)	Compensation	Compensation	($)
	in Cash			($)	Earnings
	($)						Total ($)
R. Geoffrey Browne (3)	--	--	--	--	--	--	--
William Tafuri (3)(4)	--	--	--	--	--	--	--
John Pulos (3)	--	--	--	--	--	--	--
John Barrington)(4)	120,000 (2)	---	---	---	---	---	120,000
George Kent	--	---	---	---	---	---	---
Timothy Unwin	--	---	---	---	---	--	---
Paul Haggis)(4)	--	---	---	---	---	---	---
W. Thomas Hodgson	--	---	---	---	---	---	---

(1)

Option awards reflect the aggregate grant date fair value computed using the Black-Scholes model; for a discussion please refer to Note 5 in the Notes to the Financial Statements for the fiscal year ended June 30, 2012 herein.

(2)	This figure represents fees paid to John Barrington for consulting services rendered to the Company, not in his capacity as a director.
(3)	Refer to the summary compensation table in the Section titled Executive Compensation.
(4)	Term expired on December 21, 2012 and did not run for reelection to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 1, 2013, the name and the number of shares of our common stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the issued and outstanding shares of our common stock, and the name and shareholdings of each director and significant employee, and of all executive officers and directors and significant employees as a group.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	R. Geoffrey Browne (1) 181 Bay Street, Suite 2330 Toronto, Ontario, Canada, M5J 2T3	6,150,000(2)	7.05%
Common	Manish Z. Kshatriya (1) 181 Bay Street, Suite 2330 Toronto, Ontario, Canada, M5J 2T3	150,000(3)	0.18%
Common	William Tafuri (1) 808 Packer St. Reno, Nevada 89431	2,753,328(4)	3.26%
Common	John Pulos (1) 2711 N. Sepulveda Blvd. #323 Manhattan Beach, California 90266	10,000,000	11.95%
Common	George Kent (1) 181 Bay Street, Suite 2330 Toronto, Ontario, Canada, M5J 2T3	1,450,000(5)	1.72%

Common	Timothy Unwin (1) 181 Bay Street, Suite 2330 Toronto, Ontario, Canada, M5J 2T3	1,450,000(6)	1.72%
Common	W. Thomas Hodgson (1) 181 Bay Street, Suite 2330 Toronto, Ontario, Canada, M5J 2T3	1,600,000(7)	1.90%
Common	H. Richard Klatt (1) 808 Packer St. Reno, Nevada, 89431	1,400,000(8)	1.66%
Common	Look Back Investments Inc. (9) Calle Eusebio A. Morales Suite a-A #5 El Cangrejo, Panama City, Panama	6,500,000(9)	7.2%
Common	All Directors, Executive Officers, or Significant Employee as a Group (8 in number)	24,953,328	27.03%

(1) Director, Officer or Significant Employee of Company

(2) Included in this number, are (i) 2,550,000 shares owned directly by Mr. Browne, and (ii) 600,000 warrant shares and (iii) 3,000,000 option shares.  Mr. Browne may be deemed to be the beneficial owner of the warrant shares and the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options and warrants.

(3) Included in this number are 150,000 option shares because Mr. Kshatriya may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(4) Included in this number, are (i) 2,110,000 shares owned directly by Mr. Tafuri, and (ii) 110,000 warrant shares and (iii) 533,328 option shares.  Mr. Tafuri may be deemed to be the beneficial owner of the warrant shares and option shares because he holds the right to acquire these shares within 60 days through the exercise of the options and warrants.

(5) Included in this number, are (i) 1,050,000 shares owned directly by Mr. Kent, and (ii) 100,000 warrant shares and (iii) 300,000 option shares.  Mr. Kent may be deemed the beneficial owner of the warrant shares and option shares because he holds the right to acquire these shares within 60 days through the exercise of the options and warrants.

(6) Included in this number, are (i) 1,050,000 shares owned directly by Mr. Unwin, and (ii) 100,000 warrant shares and (iii) 300,000 option shares.  Mr. Unwin may be deemed to be the beneficial owner of these shares because he holds the right to acquire the warrant shares and option shares within 60 days through the exercise of the options and warrants.

(7) Included in this number, are (i) 500,000 shares owned directly and (ii) 600,000 owned indirectly by Mr. Hodgson, (ii) 200,000 warrant shares, and (iv) 300,000 option shares.  Mr. Hodgson may be deemed to be the beneficial owner of the warrant shares and option shares because he holds the right to acquire these shares within 60 days through the exercise of the options and warrants.  Of the 200,000 total warrant shares that Mr. Hodgson may be deemed to beneficially own, 50,000 of such warrant shares are owned by Greenbrook Capital Partners Inc.  Greenbrook Capital Partners Inc. a private Ontario, Canada company based in Toronto, Ontario.  W. Thomas Hodgson, officer of Greenbrook Capital Partners Inc., makes decisions as to the voting and disposition of securities owned by Greenbrook Capital Partners Inc.  The 600,000 shares owned indirectly by Mr. Hodgson are owned by Greenbrook Capital Partners Inc.

(8) Included in this number, are (i) 1,000,000 shares owned directly by Mr. Klatt, and (ii) 400,000 option shares.  Mr. Klatt may be deemed to be the beneficial owner of the option shares because he holds the right to acquire these shares within 60 days through the exercise of the options.

(9) This number represents 6,500,000 warrant shares owned by Look Back Investments Inc. Look Back Investments Inc. is a private Panamanian company based in Panama.  Robert Genovese, officer of Look Back Investments Inc., makes decisions as to the voting and disposition of the securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Effective April 1, 2011, the Company borrowed a total of $150,000 pursuant to the terms and conditions of promissory notes (individually referred to as a “Note” and collectively referred to as the “Notes”) entered into with six individuals who were serving as directors of the Company, including John Barrington, R. Geoffrey Browne, Paul Haggis, Tom Hodgson, George

Kent and Timothy Unwin.   Each Note was for $25,000 and is required to be repaid by the Company on the earlier of one year, or when the Company raises a minimum of $2,000,000 through equity investments.   The Notes are interest free for the first six months following the date of the Note and then bear interest at a rate of 8% per annum thereafter.   In conjunction with the entry into the Notes, in lieu of the holders charging the Company interest on the outstanding principal of the Notes for the initial six months, the Company issued each holder a warrant entitling the holder to purchase up to a total of 50,000 shares of the Company’s common stock at price of $0.55 per share for a period of three (3) years following the date of the Note.  The Notes were repaid through the issuance of shares of common stock in the Company on December 19, 2011.

John Barrington currently serves as a consultant of the Company.  Pursuant to a verbal arrangement with the Company, in consideration of his services as a consultant to the Company, Mr. Barrington is paid $10,000 per month; there is no written agreement relating to the foregoing arrangement.  Additionally, On April 19, 2011, the Board of Directors of the Company granted John Barrington, a director of the Company, non-qualified stock options to purchase up to a total of 500,000 shares Liberty Silver Corp. common stock at an exercise price of $.75 per share, all of which have vested.

On November 10, 2011, the Company issued 6,500,000 subscription receipts (the “Subscription Receipts”) to Look Back Investments Inc. (“Investor”), a company controlled by, or under the direction of, Mr. R. Genovese, pursuant to a private placement at a price of US$ 0.50 per Subscription Receipt for gross proceeds of US $3,250,000; there were no underwriting discounts or commissions paid.  On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one unit of the Company (a “Unit”) as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange under the trading symbol, “LSL”, effective as of December 22, 2011.  Each Unit is comprised of one common share and one common share purchase one warrant (“Warrant”). Each Warrant is exercisable at a price of US $0.65 per share at any time until 5:00 p.m. (Toronto time) on December 31, 2013.

In conjunction with the issuance of Subscription Receipts, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed, following the conditional approval by the Toronto Stock Exchange, to file a registration statement on Form S-1 with the Securities and Exchange Commission which registers the common stock and common stock underlying the Warrants acquired by the investor for resale.  If the registration statement did not become effective on or before six months from the date of conditional approval by the Toronto Stock Exchange for the listing of the common stock of the Company, the Investor would receive an additional common share for each ten (10) common shares.  The Company chose not to file a registration statement and as a result, on May 31, 2012, the Company issued 650,000 common shares in satisfaction of this contractual obligation, the value for which of $416,000 was determined by the closing market price of $0.64 per share on the date of issuance.

Aside from the foregoing, there were no material transactions, or series of similar transactions, during the Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Director Independence

The Company’s common stock is currently traded on the Grey Market, and as such, is not subject to the rules of any national securities exchange which requires that a majority of a listed company’s directors and specified committees of its board of directors meet independence standards prescribed by such rules. For the purpose of preparing the disclosures in this registration statement with respect to director independence, the Company has used the definition of “independent director” within the meaning of National Instrument 52-110 – Audit Committees adopted by the Canadian Securities Administration and as set forth in the Marketplace Rules of the NASDAQ, which defines an “independent director” generally as being a person, other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these standards, the Company’s board of directors has determined that W. Thomas Hodgson, Timothy Unwin, Paul Haggis, and George Kent are “independent”.

LEGAL MATTERS

Fox Rothschild LLP has issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our balance sheet as of June 30, 2012 and 2011 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, appearing in this prospectus have been audited by Morrill & Associates, LLC, certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

We file reports with the SEC under section 15d of the Securities Exchange Act of 1934.  The reports will be filed electronically. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC Internet site is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Morrill & Associates, LLC

Certified Public Accountants

1448 North 2000 West, Suite 3

Clinton, Utah 84015

801-820-6233 Phone; 801-820-6628 Fax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Liberty Silver Corp. (An Exploration Stage Company)

Toronto, Canada

We have audited the accompanying balance sheets of Liberty Silver Corp. (an exploration stage company) as of June 30, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended June 30, 2012 and 2011 and from inception on February 20, 2007 through June 30, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty Silver Corp. (an exploration stage company) as of June 30, 2012 and 2011 and the results of its operations and cash flows for the years ended June 30, 2012 and 2011 and from inception on February 20, 2007 through June 30, 2012 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses and has no operations, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morrill & Associates

Morrill & Associates

Clinton, Utah 84015

September 25, 2012

Liberty Silver Corp.
(An Exploration Stage Company)
Balance Sheets

ASSETS

	June 30,	June 30,
	2012	2011
Current Assets
Cash and cash equivalents	$1,694,914	$16,723
Accounts receivable	-	-
Deposit	10,906	-
Other	34,335	-
Prepaid	56,624	10,294
Total current assets	1,796,779	27,017
Property and Equipment
Furniture and office equipment	34,732	-
Accumulated depreciation	(4,214)	-
Mining interests	129,119	97,511
Total property and equipment	159,637	97,511
Total assets	$1,956,416	$124,528

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$96,323	$60,924
Accrued liabilities	71,625	367,396
Related party payable	-	150,000
Total current liabilities	167,948	578,320
Total liabilities	167,948	578,320

Commitments and contingencies (note 7)	-	-

Stockholders’ Equity (Deficit)
Capital stock, $.001 par value,
200,000,000 shares authorized;
80,710,834 and 69,733,334 shares issued and outstanding, respectively	80,711	69,734
Additional paid-in-capital	9,734,746	1,814,207
Deficit accumulated during the exploration stage	(8,026,989)	(2,337,733)

Total stockholders’ equity (deficit)	1,788,468	(453,792)
Total liabilities and stockholders’ equity (deficit)	$1,956,416	$124,528

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Operations
	For Year Ended		Cumulative During the Exploration Stage February 20, 2007 (inception) to
	June 30,		June 30,
	2012	2011	2012

Revenue	$-	$-	$-

Operating expenses
Financing costs associated with valuation of warrants	1,826,160	40,000	2,388,351
Consulting	416,338	582,572	1,098,465
Exploration	1,273,491	126,841	1,491,433
Operation and administration	1,951,346	575,505	2,628,113
Legal and accounting	214,642	138,840	401,348
Impairment of mining interests	-	-	11,800

Total operating expenses	5,681,977	1,463,758	8,019,510

Income (loss) from operations	(5,681,977)	(1,463,758)	(8,019,510)

Other income or gain (expense or loss)
Interest income	-	882	1,220
Interest expense	(169)	(189)	(403)
Gain (loss) foreign exchange	(7,110)	(1,188)	(8,296)

Total other income or gain (expense or loss)	(7,279)	(495)	(7,479)

Loss before income tax	(5,689,256)	(1,464,253)	(8,026,989)
Provision for income taxes	-	-	-
Net loss and comprehensive loss	(5,689,256)	(1,464,253)	(8,026,989)

Loss per common share – basic and fully diluted	$(0.08)	$(0.02)
Weighted average common shares	75,705,683	69,733,334

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
For the period February 20, 2007 (inception) through June 30, 2012

	Common Stock		Additional Paid in Capital	Deficit Accumulated During Exploration Stage	Total Stockholders' Equity
	Shares	Amount

Balance, February 20, 2007 (inception)		$-	$-	$-	$-

Shares for cash:

Shares issued at $0.001 per share	80,000,000	80,000	(76,000)	-	4,000

Shares issued at $0.01 per share	20,000,000	20,000	(10,000)	-	10,000

Shares issued at $0.05 per share	8,400,000	8,400	12,600	-	21,000

Net loss for the period ending June 30, 2007	-	-	-	(1,128)	(1,128)

Balance, June 30, 2007	108,400,000	108,400	(73,400)	(1,128)	33,872

Net loss for the period ending June 30, 2008	-	-	-	(22,248)	(22,248)

Balance, June 30, 2008	108,400,000	108,400	(73,400)	(23,376)	11,624

Net loss for the period ending June 30, 2009	-	-	-	(31,522)	(31,522)

Balance, June 30, 2009	108,400,000	$108,400	$(73,400)	$(54,898)	$(19,898)

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
For the period February 20, 2007 (inception) through June 30, 2012

	Common Stock		Additional Paid in Capital	Deficit Accumulated During Exploration Stage	Total Stockholders' Equity
	Shares	Amount

Balance, June 30, 2009	108,400,000	$108,400	$(73,400)	$(54,898)	$(19,898)

Shares for cash:

Shares issued at $0.75 per share	1,333,334	1,334	998,666	-	1,000,000

Share cancellation	(40,000,000)	(40,000)	40,000	-	-

Valuation of stock warrants	-	-	522,191	-	522,191

Net loss for the period ending June 30, 2010	-	-	-	(818,582)	(818,582)

Balance, June 30, 2010	69,733,334	$69,734	$1,487,457	$(873,480)	$683,711

Valuation of stock options	-	-	286,750	-	286,750

Valuation of stock warrants	-	-	40,000	-	40,000

Net loss for the period ending June 30, 2011	-	-	-	(1,464,253)	(1,464,253)

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
For the period February 20, 2007 (inception) through June 30, 2012

Common Stock		Additional Paid in Capital	Deficit Accumulated During Exploration Stage	Total Stockholders' Equity
Shares	Amount

Balance, June 30, 2011	69,733,334	69,734	1,814,207	(2,337,733)	(453,792)

Valuation of stock options	-	-	639,731	-	639,731

Valuation of stock warrants	-	-	1,826,160	-	1,826,160

Shares for cash:

Shares issued at $0.57 per share (1)	200,000	200	116,291	-	116,491

Shares issued at $0.57 per share (1)	1,000,000	1,000	571,148	-	572,148

Shares issued at $0.50 per share	6,500,000	6,500	3,243,500	-	3,250,000

Shares issued at $0.50 per share	2,627,500	2,627	1,311,122	-	1,313,749

Shares for non-cash:(2)

Shares issued at $0.64 per share (2)	650,000	650	415,350	-	416,000

Issue costs	-	-	(202,763)	-	(202,763)

Net loss for the period ending June 30, 2012	-	-	-	(5,689,256)	(5,689,256)

Balance, June 30, 2012	80,710,834	80,711	9,734,746	(8,026,989)	1,788,468

(1) Shares purchase for $0.55 CDN and was converted to $0.57 USD
(2) Shares issued to satisfy contractual obligation pursuant to a registration rights agreement

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Cash Flows

	For Year Ended		Cumulative During the Exploration Stage February 20, 2007 (inception) to
	June 30,		June 30,
Cash flows from operating activities	2012	2011	2012

Net loss and comprehensive loss	$(5,689,256)	$(1,464,253)	$(8,026,989)
Adjustments to reconcile net (loss)
to net cash used in operating activities

Valuation of warrants associated with financing	1,826,160	40,000	2,388,351
Valuation of stock option issuance	639,731	286,750	926,481
Shares issued to settle contractual obligation	416,000	-	416,000
Depreciation expense	4,214	-	4,214

Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(46,330)	8,648	(56,624)
(Increase) decrease in deposit	(10,906)	850	(10,906)
Increase in other assets	(34,335)	-	(34,335)
Increase in accounts payable	35,399	54,941	96,323
Increase (decrease) in accrued expenses	(295,771)	287,810	71,625
Decrease in related party payable	(150,000)	-	(150,000)
Net cash used in operating activities	(3,305,094)	(785,254)	(4,375,860)

Cash flows from investing activities
Cash used for furniture and equipment	(34,732)	-	(34,732)
Cash paid for mining interests	(31,608)	(72,511)	(129,119)
Net cash used in investing activities	(66,340)	(72,511)	(163,851)

Cash flows from financing activities
Proceeds from related party note	-	150,000	150,000
Proceeds from issuance of common stock	5,252,388	-	6,287,388
Issue costs	(202,763)	-	(202,763)
Net cash provided by financing activities	5,049,625	150,000	6,234,625

Increase (decrease) in cash and cash equivalents	1,678,191	(707,765)	1,694,914
Cash and cash equivalents, beginning of period	16,723	724,488	-
Cash and cash equivalents, end of period	$1,694,914	$16,723	$1,694,914

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Cash Flows (continued)

	Year ended June 30,	Year ended June 30,	Accumulated from February 20, 2007 (inception) through June 30,
	2012	2011	2012

Supplemental Disclosures:

Cash paid for:
Interest	$169	$189	$403
Income tax	$-	$-	$-

Non-cash financing activities:
Common stock issued to settle related party note	$150,000	$-	$150,000

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp

Notes to the Financial Statement

June 30, 2012 and 2011

Note 1 – Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on February 20, 2007. The Company is considered an exploration stage company since its formation, and the Company has not yet realized any revenues from its planned operations.  The Company is primarily focused on the exploration, acquisition and development of mining and mineral properties.  Upon the location of commercially minable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

On May 24, 2007, the Company had acquired a mineral property located in Elko County, within the state of Nevada. The Company was not able to determine whether this property contained reserves that were economically recoverable. The Company has ceased their attempts at developing this property.

On February 11, 2010, the Company amended its articles of incorporation. The articles of incorporation were amended for the purposes of (1) changing the name of the registrant to Liberty Silver Corp, and (2) increasing the authorized shares of the Company from 75,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock.

On March 29, 2010, the Company entered into an Exploration Earn-In Agreement (the “Agreement”) with AuEx Ventures, Inc., a Nevada corporation.

The Agreement relates to the Trinity Silver property (the “Property”) located in Pershing County, Nevada, which consists of a total of approximately 10,600 acres, including 5,700 acres of fee land and 240 unpatented mining claims.

The Company is reviewing other potential acquisitions in the mineralized material and non-mineralized material sectors. While the Company is in the process of completing due diligence reviews of several opportunities, there is no guarantee that we will be able to reach any agreement to acquire such assets.

Note 2 - Significant Accounting Policies

The following is a summary of significant account policies used in the preparation of these financial statements.

a. Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises.  The financial statements are expressed in U.S. dollars, the functional currency.  The Company’s fiscal year end is June 30.

b. Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

c. Mineral rights, property and acquisition costs

The Company has been in the exploration stage since its formation on February 20, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties.

The Company capitalizes acquisition and option costs of mineral rights as tangible assets. Upon commencement of commercial production, the mineral rights will be amortized using the unit-of-production method over the life of the mineral rights. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time.

The costs of acquiring mining properties are capitalized upon acquisition.  Mine development costs incurred to develop and expand the capacity of mines, or to develop mine areas in advance of production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current exploration or to maintain assets on a standby basis are charged to operations.  Costs of abandoned projects are charged to operations upon abandonment.  The Company evaluates the carrying value of capitalized mining costs and related property and equipment costs, to determine if these costs are in excess of their recoverable amount whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  Evaluation of the carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

d. Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 39 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment. If events and circumstances warrant evaluation, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the property and equipment in measuring their recoverability. The Company currently owns furniture and office equipment as its depreciable assets.

e. Impairment of long-lived assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17, Measurement of an Impairment Loss, if events or circumstances indicate that their carrying amount might not be recoverable.  As of June 30, 2012, exploration progress is on schedule with the Company’s exploration and evaluation plan and no events or circumstances have happened to indicate that the related carrying values of the properties may not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Various factors could impact the Company’s ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Material changes to any of these factors or assumptions discussed above could result in future impairment charges to operations.

f. Fair Value of Financial instruments

The Company adopted FASB ASC 820-10-50, “Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

·	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

·	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheet for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

g. Environmental expenditures

The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries. No costs have been, or may never be recognized by the Company for environmental expenditures.

h. Income taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

i. Basic and diluted net loss per share

The Company computes net loss per share of common stock in accordance with ASC 260, Earnings per Share (“ASC 260”). Under the provisions of ASC 260, basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible promissory notes. Stock options of 6,950,000 as of June 30, 2012 and warrants in the amount of 10,027,500 as of June 30, 2012 were considered in the calculation but not included due to anti-dilution. The dilutive effect of these instruments is reflected in diluted earnings per share by application of the treasury stock method.

The Company’s calculation of basic and diluted loss per share is as follows:

	For the Years Ended
	June 30, 2012	June 30, 2011
Basic Earnings per share:
Income (Loss) (numerator)	$(5,689,256)	$(1,464,253)
Shares (denominator)	75,705,683	69,733,334
Per Share Amount	$(0.08)	$(0.02)

	For the Years Ended
	June 30, 2012	June 30, 2011
Fully Diluted Earnings per share:
Income (Loss) (numerator)	$(5,689,256)	$(1,464,253)
Shares (denominator)	75,705,683	69,733,334
Per Share Amount	$(0.08)	$(0.02)

j. Stock-Based compensation

In December 2004, FASB issued FASB ASC 718 (Prior authoritative literature:  SFAS No. 123R, “Share-Based Payment”).  FASB ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  FASB ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  FASB ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.

k. Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates. The Company’s periodic filing with the Securities and Exchange Commission (“SEC”) include, where applicable, disclosures of estimates, assumptions, uncertainties, and market that could affect the financial statements and future operations of the Company.

l. Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

m. Risks and uncertainties

The Company operates in the mineralized material exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a mineralized material exploration business, including the potential risk of business failure.

n. Foreign currency transactions

The Company from time to time will receive invoices from service providers that are presenting their invoices using the Canadian dollar.  The Company will use its US dollars to settle the Canadian dollar liabilities and any differences resulting from the exchange transaction are reported as gain or loss on foreign exchange.  The gain or loss reported by the Company in the financial statements represents transaction gain or loss.

Note 3 – New Technical Pronouncements

The Company has reviewed accounting pronouncements issued during the past two years and has assessed the adoption of any that are applicable to the Company.  Management has determined that none had a material impact on the financial position, results of operations, or cash flows for the fiscal years ended June 30, 2012 and 2011.

Note 4 - Mineral Property

Pursuant to a mineral property purchase agreement dated May 24, 2007, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in Section 8 of T35N, R36E Mount Diablo Base Meridian in Elko County, within the state of Nevada for a cash payment of $10,000. The Company must annually renew the lease on the land with the state for $1,800 and has not renewed the lease as of fiscal year end, June 30, 2010. The lease has expired.

Since the Company had not established the commercial feasibility of the mineral claim, the acquisition costs had been capitalized. The Company has not depleted the mineral claims as no proven reserves have been found. The Company was not able to keep the mineral claim in good standing due to lack of funding. The Company allowed the mineral claim to lapse at the end of June 2009. At June 30, 2009, the Company determined that there was little, or no, possibility of the company generating revenues related to the mining interests. This, coupled with the lapse of the mineral claims lease, was determined to be an impairment of the asset. As such, the Company’s management determined to fully impair the mining interests, which was a charged to the Company’s statements of operations in the amount of $11,800.

On March 29, 2010, the Company entered into an Exploration Earn-In Agreement (the “Agreement”) with AuEx Ventures, Inc., a Nevada corporation. The Agreement relates to the Trinity Silver property (the “Property”) located in Pershing County, Nevada, which consists of a total of approximately 10,600 acres, including 5,700 acres of fee land and 240 unpatented mining claims.

Under the Agreement, the Company may earn-in a 70% undivided interest in the Property during a 6-year period in consideration of (1) a signing payment of $25,000, which has been made and has been capitalized, (2) an expenditure of a cumulative total of $5,000,000 in exploration and development expenses on the Property by March 29, 2016, and (3) completion of a bankable feasibility study on the Property on or before the 7th anniversary date of the Agreement.

The Company has completed, and continues to pursue, financing opportunities to be in compliance with terms of the Earn-In Agreement. There has been no mining of mineralized materials to date.

Subsequent to the fiscal year ended June 30, 2012, as discussed in Note 10 herein, on August 8, 2012, the Company entered into a conditional letter agreement with Primus Resources, L.C. to acquire approximately 100 acres located adjacent to the former Trinity Silver mine on the Company’s Trinity property in Nevada.

Note 5 - Capital Stock and Warrants

Authorized

The total authorized capital is 200,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

In April 2007 the Company issued 4,000,000 and 1,000,000 shares of our common stock for cash at $0.001 and $0.01 per share, respectively.

In May 2007 the Company issued 420,000 shares of our common stock for cash at $0.05 per share.

In February 2010, the board of directors authorized a 20-for-1 forward stock split of the Company’s currently issued and outstanding common stock. Prior to approval of the forward split the Company had a total of 5,420,000 issued and outstanding shares of $0.001 par value common stock. On the effective date of the forward split, the Company has a total of 108,400,000 issued and outstanding shares of $0.001 par value common stock. The stock split has been retroactively applied to all prior equity transactions.

In May 2010, the Company issued 1,333,334 units (“Units”) for cash at US $0.75 per Unit.   Each Unit consisted of one share of common stock and one warrant to purchase an additional share of common stock at a price of $1.25 per share at any time during the 24 months following the date of closing of the private placement offering.

In May 2010, a director of the Company surrendered 40,000,000 of his common stock to the company.

On July 27, 2011, the Company issued 200,000 units (“Units”) for cash at CDN $0.55 (US $0.58) per Unit. Each Unit consisted of one common share and one half of one common share purchase warrant (each whole such warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.

On August 4, 2011, the Company issued 1,000,000 units (“Units”) for cash at CDN $0.55 (US $0.57) per Unit. Each Unit consisted of one common share and one half of one common share purchase warrant (each whole such warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.

On November 10, 2011, Liberty Silver issued 6,500,000 subscription receipts to an investor (the “Subscription Receipts”) pursuant to a private placement at a price of US$ 0.50 per Subscription Receipt for gross proceeds of US $3,250,000; there were no underwriting discounts or commissions paid.  On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one unit of the Company (a “Unit”) as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange under the trading symbol, “LSL”, effective as of December 22, 2011.  Each Unit is comprised of one common share and one common share purchase one warrant (“Warrant”). Each Warrant is exercisable at a price of US $0.65 per share at any time until 5:00 p.m. (Toronto time) on December 31, 2013.  In conjunction with the issuance of Subscription Receipts, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investor, pursuant to which the Company agreed, following the conditional approval by the Toronto Stock Exchange, to file a registration statement on Form S-1 with the Securities and Exchange Commission which registers the common stock and common stock underlying the Warrants acquired by the investor for resale.  If the registration statement did not become effective on or before six months from the date of conditional approval by the Toronto Stock Exchange for the listing of the common stock of the Company, the investor would receive an additional common share for each ten (10) common shares.  On May 31, 2012, the Company issued 650,000 common shares in satisfaction of this contractual obligation, the value for which of $416,000 was determined by the closing market price of $0.64 per share on the date of issuance.

On December 19, 2011, Liberty Silver completed a private placement offering, pursuant to which the Company raised a total of US $1,313,750 through the sale of 2,627,500 units (“Units”) at a purchase price of US $0.50 per Unit; there were no underwriting discounts or commissions paid.  Each Unit consists of one common share and one common share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to acquire one common share at a price of US $0.65 for a period of two years following the date of the closing of the financing. The Units were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Section 4(2) and Regulation D thereunder, and Regulation S of the Securities Act.

As of June 30, 2012, the Company had 80,710,834 shares of the common stock issued and outstanding.

Stock warrants

In May 2010, the Company commenced a private stock offering, whereby it authorized the issuance of 1,333,334 units consisting of one share of its common stock and one common stock purchase warrant for a total raise of $1,000,000. The common stock purchase warrants are exercisable at $1.25 per share and carrying a two-year exercise period. The offering was closed as of May 26, 2010. All 1,333,334 units were issued and $1,000,000 in cash was received.

The amount of warrant expense related to this offering for the year ending June 30, 2010 was $522,191. The expense was calculated using the Black-Scholes pricing model.

In April 2011, the Company borrowed $150,000 from related parties. In conjunction with each $25,000 note, the Company issued a warrant to purchase 50,000 share of the Company’s common stock at $0.55 per share for a three-year term, commencement on the date of the note. The total number of warrants for purchase is 300,000 shares.

The amount of warrant expense related to this related party payable for the year ending June 30, 2012 was $370,075 and was 40,000 for the year ending June 30, 2011. The expense was calculated using the Black-Scholes pricing model.

On July 27, 2011, the Company issued 200,000 units (“Units”) for cash at CDN $0.55 (US $0.58) per Unit. Each Unit consisted of one common share and one half of one common share purchase warrant (each whole such warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.

On August 4, 2011, the Company issued 1,000,000 units (“Units”) for cash at CDN $0.55 (US $0.57) per Unit. Each Unit consisted of one common share and one half of one common share purchase warrant (each whole such warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.

On November 10, 2011, Liberty Silver issued 6,500,000 subscription receipts to an investor (the “Subscription Receipts”) pursuant to a private placement at a price of US$ 0.50 per Subscription Receipt for gross proceeds of US $3,250,000; there were no underwriting discounts or commissions paid.  On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one unit of the Company (a “Unit”) as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange under the trading symbol, “LSL”, effective as of December 22, 2011.  Each Unit is comprised of one common share and one common share purchase one warrant (“Warrant”). Each Warrant is exercisable at a price of US $0.65 per share at any time until 5:00 p.m. (Toronto time) on December 31, 2013.  In conjunction with the issuance of Subscription Receipts, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investor, pursuant to which the Company has agreed, following the conditional approval by the Toronto Stock Exchange, to file a registration statement on Form S-1 with the Securities and Exchange Commission which registers the common stock and common stock underlying the Warrants acquired by the Investor for resale.  If the registration statement does not become effective on or before six months from the date of conditional approval by the Toronto Stock Exchange for the listing of the common stock of the Company, Investor shall receive an additional common share and Warrant for, respectively, each ten (10) common shares.

On December 19, 2011, Liberty Silver completed a private placement offering, pursuant to which the Company raised a total of US $1,313,750 through the sale of 2,627,500 units (“Units”) at a purchase price of US $0.50 per Unit; there were no underwriting discounts or commissions paid.  Each Unit consists of one common share and one common share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to acquire one common share at a price of US $0.65 for a period of two years following the date of the closing of the financing. The Units were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Section 4(2) and Regulation D thereunder, and Regulation S of the Securities Act.

The amount of warrant expense related to these investments for the year ending June 30, 2012 was $1,826,160. The expense was calculated using the Black-Scholes pricing model.

The fair value of warrants was established at the date of grant using the Black-Scholes valuation model with the following underlying assumptions:

1)

Risk free interest rate:

2012:

0.24% - 1.51%

2011:

1.31%

2)

Dividend yield:

2012 & 2011:

0%

3)

Volatility:

2012:

102.90% - 113.77%

2011:

200%

4)

Weighted average remaining life:

2012:

1.63 years

2011:

2.75 years

The following table summarizes information about warrants as of June 30, 2012:

	Number of Shares	Weighted Average Exercise Price

Outstanding, July 1, 2009	-	$-
Warrants granted	1,333,334	1.25
Warrants expired	-	-

Outstanding, June 30, 2010	1,333,334	$1.25
Exercisable, June 30, 2010	1,333,334	$1.25

	Number of Shares	Weighted Average Exercise Price

Outstanding, July 1, 2010	1,333,334	1.25
Warrants granted	300,000	0.55
Warrants exercised	-	-

Outstanding, June 30, 2011	1,633,334	$1.12

Exercisable, June 30, 2011	1,633,334	$1.12

Outstanding, July 1, 2011	1,633,334	1.12
Warrants granted	9,727,500	0.66
Warrants exercised	-	-
Warrants expired	1,333,334	1.25
Outstanding, June 30, 2012	10,027,500	$0.65
Exercisable, June 30, 2012	10,027,500	$0.65

The following table summarizes information about stock warrants granted to employees, advisors, investors and board members at June 30, 2012:

Warrants Outstanding						Warrants Exercisable
Range of Exercise Prices		Number Outstanding	Weighted Average Exercise Price		Weighted Average Remaining Contractual Life (in years)	Number of Warrants	Weighted Average Exercise Price

$0.55		300,000	$0.55		1.75	300,000	$0.55
$0.75	(1)	600,000	$0.75	(1)	4.08	600,000	$0.75(1)
$0.65		9,127,500	$0.65		1.47	9,127,500	$0.65

(1)

Figure expressed in $CDN

As of June 30, 2012, the aggregate weighted-average intrinsic value of the warrants outstanding and exercisable was $1,604,400.  The weighted-average grant-date fair value of warrants outstanding as of June 30, 2012 was $0.65.

Stock options

In October 2010, the Company granted to Geoff Browne, Chief Executive Officer, 3,000,000 stock options of the Company’s common stock to be purchased at $0.75 per share for a 5 year term, all of which are vested. In addition, the Company granted the directors, Paul Haggis, Timothy Unwin, John Barrington, and George Kent, each 300,000 stock options, for a total of 1,200,000, to purchase the Company’s common stock at $0.75 per share for a 5 year term, all of which are vested.

In December 2010, the Company granted director W. Thomas Hodgson 300,000 stock options to purchase the Company’s common stock at $0.75 per share for a 5 year term, all of which are vested.

In April 2011, the Company granted consultant Kevin O’Connor 100,000 stock options to purchase the Company’s common stock at $0.75 per share for a 5 year term, all of which are vested.

In April 2011, the Company granted director and employee John Barrington 500,000 stock options to purchase the Company’s common stock at $0.75 per share for a 5 year term, all of which have vested.

In April 2011, the Company granted director and officer William Tafuri 800,000 stock options to purchase the Company’s common stock at $0.75 per share for a 5 year term.  Pursuant to the terms of the option agreement, entered into between Mr. Tafuri and the Company, a total of 266,664 options vested immediately upon the grant of the options; the remaining 533,336 options vest over a two year period.  The vesting of the remaining 533,336 options may be accelerated in the event the Company achieves certain milestones with respect to its mining operations.

In April 2011, the Company granted employee H. Rickard Klatt 600,000 stock options to purchase the Company’s common stock at $0.75 per share for a 5 year term.  Pursuant to the terms of the option agreement, entered into between Mr. Klatt and the Company, a total of 200,000 options vested immediately upon the grant of the options; the remaining 400,000 options vest over a two year period.  The vesting of the remaining 400,000 options may be accelerated in the event the Company achieves certain milestones with respect to its mining operations.

In January 2012, the Company granted non-qualified stock options of 450,000 shares at an exercise price of $1.00 per share for a 5 year term to Manish Z. Kshatriya, Chief financial Officer and Executive Vice President. Pursuant to the terms of the option agreement, entered into between Mr. Kshatriya and the Company, a total of 150,000 options vest six months from the grant date, 150,000 options will vest 18 months following the grant date, and the remaining 150,000 options vest 30 months following the grant date of the options.

The amount of stock option compensation expense for the year ending June 30, 2011 was $639,731. The expense was calculated using the Black-Scholes pricing model.

The fair value of stock options was established at the date of grant using the Black-Scholes valuation model with the following underlying assumptions:

1)

Risk free interest rate:

2012:

0.79% - 2.09%

2011:

1.14% - 2.09%

2)

Dividend yield:

2012 & 2011:

0%

3)

Volatility:

2012:

95.11% - 164.27%

2011:

127.32% - 164.27%

4)

Weighted average remaining life:

2012:

3.59 years

2011:

4.52 years

The following table summarizes information about options as of June 30, 2012:

	Number of Shares	Weighted Average Exercise Price

Outstanding, July 1, 2010	-	$-
Options granted	6,500,000.75
Options expired	-	-
Options cancelled	-	-
Outstanding, June 30, 2011	6,500,000	$-
Exercisable, June 30, 2011	6,500,000	$-

Outstanding, July 1, 2011	6,500,000	$.75
Options granted	450,000	1.00
Options expired	-	-

Options cancelled	-	-
Outstanding, June 30, 2012	6,950,000	$0.88
Exercisable, June 30, 2012	6,500,000	$0.75

The following table summarizes information about stock warrants granted to employees, advisors, investors and board members at June 30, 2012:

Stock Options Outstanding				Stock Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Options	Weighted Average Exercise Price

$0.75	6,500,000	$0.75	3.52	6,500,000	$0.75
$1.00	450,000	$1.00	4.55	450,000	$1.00

As of June 30, 2012, the aggregate intrinsic value of the stock options outstanding and exercisable was $0. The weighted-average grant-date fair value of stock options granted for the year ended June 30, 2012 was $0.88.

Note 6 – Related Party Payable

Effective April 1, 2011, the Company borrowed a total of $150,000 pursuant to the terms and conditions of promissory notes (individually referred to as a "Note" and collectively referred to as the "Notes") entered into with six of the Company's directors. Each Note was for $25,000 and was required to be repaid by the Company on the earlier of one year, or when the Company raised a minimum of $2,000,000 through equity investments. The Notes were interest free for the first six months following the date of the Note and then bore interest at a rate of 8% per annum thereafter. In conjunction with the entry into the Notes, in lieu of the holders charging the Company interest on the outstanding principal of the Notes for the initial six months, the Company issued each holder a warrant entitling the holder to purchase up to a total of 50,000 shares of the Company's common stock at a price of $0.55 per share for a period of three (3) years following the date of the Note. The Notes were repaid during the year at the time of the Company's equity financing during the year.

Note 7 – Commitments and Contingencies

Effective November 1, 2011, the Company entered into a sub-lease agreement for the lease of premises in Toronto, Ontario, Canada, for a term of 54 months.  The Company has its head office at these premises, which is approximately 1,400 square feet.  The annual base rent commitment for the Toronto head office space is CAD $48,094.

Effective February 8, 2012, the Company entered into a lease agreement for the lease of premises in Sparks, Nevada, USA, for a term of 12 months.  The Company has its field office at these premises, which is approximately 5,500 square feet.  The annual base rent commitment for the Sparks field office space is USD $27,972.

As at June 30, 2012, the Company had a commitment, for the above noted leases, of USD $196,123 remaining.

The following table outlines the remaining lease commitment at the end of the next five fiscal years based on the leases that are currently entered into by the Company:

Year	Total Lease Commitment
2012	$196,123
2013	$132,900
2014	$85,994
2015	$39,088
2016 and thereafter	$0

Additionally, in the normal course of operations, certain contingencies may arise relating to legal actions undertaken against the Company. In the opinion of management, the outcome of such potential legal actions will not have a material adverse effect on the Company's results of operations, liquidity, or its financial position.

Note 8 - Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2012, the Company had no accrued interest and penalties related to uncertain tax positions. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the years ended June 30, 2012 and 2011 due to the following:

Deferred tax assets and the valuation account are as follows:

	For the Years Ended
	June 30,
	2012	2011

Deferred tax asset:
Net operating loss carry forward	$2,729,176	$794,829
Valuation allowance	(2,729,176)	(794,829)
Total	$-	$-

The components of income tax expense are as follows:

	For the Years Ended
	June 30,
	2012	2011

Current Federal tax	$-	$-
Current State tax	-	-
Change in NOL benefit	1,934,347	497,846
Change in valuation allowance	(1,934,347)	(497,846)
Total	$-	$-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As of June 30, 2012 and 2011, the Company has an unused net operating loss carry-forward balance of $2,729,176 and $794,829 that is available to offset future taxable income. This unused net operating loss carry-forward balance begins to expire in 2029.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Years Ended June 30,
	2012	2011
Beginning balance	$-	$-
Additions based on tax positions related to current year	-	-
Additions for tax positions of prior years	-	-
Reductions for tax positions of prior years	-	-
Reductions in benefit due to income tax expense	-	-
Ending balance	$-	$-

At June 30, 2012 and 2011, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

As of June 30, 2012 and 2011, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are those for the years ended June 30, 2012, 2011, 2010 and 2009.

Note 9 – Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $8,026,990 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management has plans to pursue various financing alternatives including, but not limited to, merger and acquisition activity, raising capital through the capital markets and debt financing. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of reserves.

These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 10 – Subsequent events

On August 8, 2012, Liberty Silver entered into a conditional letter agreement with Primus Resources, L.C. to acquire approximately 100 acres located adjacent to the former Trinity Silver mine on the Company’s Trinity property in Nevada (the “Hi Ho Properties”). The Hi Ho Properties are the only acreage not controlled by Liberty Silver or its joint venture partner Renaissance Exploration Inc. on the Trinity land package. Under the terms of the Agreement, Liberty Silver will provide cash consideration of US$150,000 and issue 3,000,000 common shares of Liberty Silver stock to Primus. In addition, Primus will be granted a 2% net smelter royalty (“NSR”) on future production from the Hi Ho Properties. The total consideration for the acquisition of the Hi Ho Properties will be applied to Liberty Silver’s expenditure commitment under its Earn-In Agreement with Renaissance, upon acceptance by Renaissance, pursuant to the applicable area of interest provisions. With the addition of the Hi Ho Properties payment, Liberty Silver will have contributed in excess of 85% of its required US$5 million expenditure commitment to earn its 70% interest in the project. Pursuant to the terms of its Earn-In Agreement with Renaissance, the Company has until March 29, 2016 to incur the balance of its expenditure commitment and, in addition, produce a bankable feasibility study in the following year.

As disclosed on Form CB filed with the Securities and Exchange Commission on July 17, 2012, on July 16, 2012 Liberty Silver commenced an offer (the “Offer”) to purchase all of the issued and outstanding common shares of Sennen Resources Ltd. (“Sennen”). The Offer was open for acceptance by Sennen shareholders until 11:59 P.M. on Monday September 10, 2012.  The Offer was not accepted by the requisite number of Sennen shareholders, therefore the Offer was terminated on September 11, 2012 at 12:00 A.M.

Liberty Silver Corp has evaluated subsequent events for the period ended June 30, 2012 through the date the financial statements were issued, and concluded, aside from the foregoing, that there were no other events or transactions occurring during this period that required recognition or disclosure in its financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Balance Sheets

ASSETS
	September 30,	June 30,
	2012	2012
	(unaudited)
Current Assets
Cash and cash equivalents	$874,564	$1,694,914
Deposit	11,221	10,906
Other	63,222	34,335
Prepaid	203,033	56,624
Total current assets	1,152,040	1,796,779

Property and Equipment
Furniture and office equipment	34,732	34,732
Accumulated depreciation	(5,951)	(4,214)
Mining interests	129,119	129,119
Total property and equipment	157,900	159,637

Total assets	$1,309,940	$1,956,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$59,634	$96,323
Accrued liabilities	98,080	71,625
Total current liabilities	157,714	167,948

Total liabilities	157,714	167,948

Commitments and contingencies	-	-

Stockholders’ Equity
Capital stock, $.001 par value,
200,000,000 shares authorized;
80,810,834 and 80,710,834 shares issued and outstanding, respectively	80,811	80,711
Additional paid-in-capital	10,728,988	9,734,746
Deficit accumulated during the exploration stage	(9,657,573)	(8,026,989)
Total stockholders’ equity	1,152,226	1,788,468
Total liabilities and stockholders’ equity	$1,309,940	$1,956,416

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)
	For Three Months Ended		Cumulative During the Exploration Stage February 20, 2007 (inception) to
	September 30,		September 30,
	2012	2011	2012

Revenue	$-	$-	$-

Operating expenses
Financing costs associated with valuation of warrants	781,968	77,291	3,170,319
Operation and administration	579,350	213,854	3,207,463
Exploration	198,401	9,646	1,689,834
Consulting	2,916	199,133	1,101,381
Legal and accounting	77,235	199,648	478,583
Impairment of mining interests	-	-	11,800

Total operating expenses	1,639,870	699,572	9,659,380

Income (loss) from operations	(1,639,870)	(699,572)	(9,659,380)

Other income or gain (expense or loss)
Interest income	-	-	1,220
Interest expense	(81)	(97)	(484)
Gain (loss) foreign exchange	9,367	(27,559)	1,071
Total other income or gain (expense or loss)	9,286	(27,656)	1,807

Loss before income tax	(1,630,584)	(727,228)	(9,657,573)

Provision for income taxes	-	-	-
Net loss and comprehensive loss	(1,630,584)	(727,228)	(9, 657,573)

Loss per common share – basic and fully diluted	$(0.02)	$(0.01)
Weighted average common shares	78,278,094	70,933,334

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)
	For Three Months Ended		Cumulative During the Exploration Stage February 20, 2007 (inception) to
	September 30,		September 30,
	2012	2011	2012
Cash flows from operating activities

Net loss and comprehensive loss	$(1,630,584)	$(727,228)	$(9,657,573)
Adjustments to reconcile net (loss)
to net cash used in operating activities
Valuation of warrants associated with financing	781,968	77,291	3,170,319
Valuation of stock option issuance	139,682	200,051	1,066,164
Shares issued in to settle contractual obligation	-	-	416,000
Depreciation expense	1,737	-	5,951
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(146,409)	(34,151)	(203,033)
(Increase) in deposit	(315)	-	(11,221)
(Increase) in other assets	(28,887)	-	(63,222)
Increase (decrease) in accounts payable	(36,689)	(6,192)	59,634
Increase (decrease) in accrued expenses	26,455	(1,137)	98,080
Decrease in related party note	-	-	(150,000)
Net cash used in operating activities	(893,042)	(491,366)	(5,268,901)

Cash flows from investing activities
Cash used for furniture and equipment	-	-	(34,732)
Cash paid for mining interests	-	(29,765)	(129,119)
Net cash used in investing activities	-	(29,765)	(163,851)

Cash flows from financing activities
Proceeds from related party note	-	-	150,000
Proceeds from issuance of common stock	75,000	688,639	6,362,387
Issue costs	(2,308)	-	(205,071)
Net cash provided by financing activities	72,692	688,639	6,157,316

Increase (decrease) in cash and cash equivalents	(820,350)	167,508	874,564
Cash and cash equivalents, beginning of period	1,694,914	16,723	-
Cash and cash equivalents, end of period	$874,564	$184,231	$874,564
The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.
(An Exploration Stage Company)
Statements of Cash Flows (continued)
(Unaudited)

	For Three Months ended September 30,		Cumulative from February 20, 2007 (inception) through September 30,
	2012	2011	2012
Supplement Disclosures:
Cash paid for:
Interest	$81	$97	$484
Income tax	$-	$-	$-

Non-cash financing activities: Common stock issued to settle related party note	$-	$-	$150,000

The accompanying notes are an integral part of these financial statements.

Liberty Silver Corp.

An Exploration Stage Company

Notes to Interim Unaudited Financial Statements

For the Three Months Ended September 30, 2012

Note 1 – Basis of Presentation

The accompanying interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ deficit or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The interim unaudited financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the annual audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the year ended June 30, 2012. The interim results for the period ended September 30, 2012 are not necessarily indicative of the results for the full fiscal year.  The interim unaudited financial statements are presented in USD, which is the functional currency.

Note 2 – Nature of Operations

The Company was incorporated in the State of Nevada on February 20, 2007. The Company is considered an exploration stage company since its formation, and the Company has not yet realized any revenues from its planned operations.  The Company is primarily focused on the exploration, acquisition and development of mining and mineral properties.  Upon the location of commercially minable reserves, the Company may plan to prepare for mineral extraction and enter the development stage.

On May 24, 2007, the Company had acquired a mineral property located in Elko County, within the state of Nevada. The Company was not able to determine whether this property contained reserves that were economically recoverable. The Company has since discontinued exploration activities on this mineral property.

On February 11, 2010, the Company amended its articles of incorporation. The articles of incorporation were amended for the purposes of (1) changing the name of the registrant to Liberty Silver Corp., and (2) increasing the authorized shares of the Company from 75,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock.

On March 29, 2010, the Company entered into an Exploration Earn-In Agreement (the “Agreement”) with AuEx Ventures, Inc., a Nevada corporation.

The Agreement relates to the Trinity Silver property (the “Property”) located in Pershing County, Nevada, which consists of a total of approximately 10,600 acres, including 5,700 acres of fee land and 240 unpatented mining claims.

The Company is reviewing other potential acquisitions in the mineralized material and non-mineralized material sectors. While the Company is in the process of completing due diligence reviews of several opportunities, there is no guarantee that it will be able to reach any agreement to acquire such assets.

Note 3 - Mineral Property

Pursuant to a mineral property purchase agreement dated May 24, 2007, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in Section 8 of T35N, R36E Mount Diablo Base Meridian in Elko County, within the state of Nevada for a cash payment of $10,000. The Company was required to annually renew the lease on the land with the state for $1,800 and has not renewed the lease as of fiscal year end, June 30, 2010. The lease has expired.

Since the Company had not established the commercial feasibility of the mineral claim, the acquisition costs had been capitalized. The Company has not depleted the mineral claims as no proven reserves have been found. The Company was not able to keep the mineral claim in good standing due to lack of funding. The Company allowed the mineral claim to lapse at the end of June 2009. At June 30, 2009, the Company determined that there was little, or no, possibility of the company generating revenues related to the mining interests. This, coupled with the lapse of the mineral claims lease, was determined to be an impairment of the asset. As such, the Company’s management determined to fully impair the mining interests, which was charged to the Company’s statements of operations in the amount of $11,800.

On March 29, 2010, the Company entered into an Exploration Earn-In Agreement (the “Agreement”) with AuEx Ventures, Inc., a Nevada corporation. The Agreement relates to the Trinity Silver property (the “Property”) located in Pershing County, Nevada, which consists of a total of approximately 10,600 acres, including 5,700 acres of fee land and 240 unpatented mining claims.

Under the Agreement, the Company may earn-in a 70% undivided interest in the Property during a 6-year period in consideration of: (1) a signing payment of $25,000, which has been made and has been capitalized; (2) an expenditure of a cumulative total of $5,000,000 in exploration and development expenses on the Property by March 29, 2016; and, (3) completion of a bankable feasibility study on the Property on or before the 7th anniversary date of the Agreement.

On August 8, 2012, Liberty Silver entered into a conditional letter agreement with Primus Resources, L.C. to acquire approximately 100 acres located adjacent to the former Trinity Silver mine on the Company’s Trinity property in Nevada (the “Hi Ho Properties”). The Hi Ho Properties are the only acreage not controlled by Liberty Silver or its joint venture partner Renaissance Exploration Inc. on the Trinity land package.  The Company completed the transaction on October 15, 2012, as further described in Note 6 – Subsequent Events.

The Company has completed some financing transactions, and continues to pursue additional financing opportunities in order to obtain the capital needed to fulfill its financial obligations under the terms of the Earn-In Agreement. There has been no mining of mineralized materials to date.

Note 4 – Capital Stock and Warrants

Authorized

The total authorized capital is 200,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

On September 28, 2012, the Company issued 100,000 common shares upon the exercise of 100,000 whole warrants at an exercise price of CDN $0.75 per common share, for gross proceeds of CDN $75,000.  The warrants were originally issued pursuant to a private placement offering of 200,000 Units on July 27, 2011.  The Units were comprised of one common share and one half of one common share purchase warrant.

Note 5 – Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $9,657,573 and further losses are anticipated in the development of its business.  Management currently believes that the Company may not have sufficient working capital needed to meet its current fiscal obligations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

In order to continue to meet its fiscal obligations beyond the next nine to twelve months, management has plans to pursue various financing alternatives including, but not limited to, merger and acquisition activity, raising capital through the capital markets and debt financing. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of reserves.

These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 – Subsequent Events

On October 3, 2012, the Company issued 300,000 common shares upon the exercise of 300,000 whole warrants at an exercise price of CDN $0.75 per common share, for gross proceeds of CDN $225,000.  The warrants were originally issued pursuant to a private placement offering of 1,000,000 Units on August 4, 2011.  The Units were comprised of one common share and one half of one common share purchase warrant.  For the above share issuances, the shares were not registered under the Securities Act of 1933 in reliance upon the exemptions from registration contained in Regulation S of the Securities Act of 1933. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

On October 5, 2012, Liberty Silver was named in an Order of Suspension of Trading (the "Order") from the US Securities and Exchange Commission (the “SEC”).  Pursuant to the Order, trading in the Company's securities was suspended from October 5, 2012 through October 18, 2012.  Furthermore, effective October 11, 2012, the Company had its stock quotation under the symbol "LBSV" removed from the OTC Bulletin Board (the "OTCBB") as it became Ineligible for quotation on OTCBB due to quoting inactivity under Securities and Exchange Commission Rule 15c2-11.

On October 12, 2012, the Ontario Securities Commission issued a cease trade order providing that trading in the securities of Liberty Silver Corp. (excepting issuances from treasury) shall cease until 11:59 pm EST on October 18, 2012 (the “OSC Order”).  The OSC Order was effective for the same time frame as the Order of Suspension of Trading imposed by the SEC.

On October 15, 2012, the Company completed a transaction to acquire approximately 100 acres of land located adjacent to the former Trinity Mine on the Company’s Property in Nevada (the “Hi Ho Property”).  In closing the Hi Ho Property transaction, Liberty Silver paid cash consideration of US$250,000 plus transaction expenses, issued 2,583,333 Liberty Silver common shares (the “Liberty Silver Shares”) to Primus Resources, L.C., a Wyoming limited liability company, and James A. Freeman (collectively “Seller”) at a deemed value of US$1,860,000 (US$0.72 per share), and also granted Seller a 2% net smelter royalty on future production from the Hi Ho Property. In addition, pursuant to a registration rights agreement entered into between Liberty Silver and Seller, Liberty Silver will pay Seller additional consideration as follows:

•

if a registration statement is declared effective by the United States Securities Exchange Commission in respect of the Liberty Silver Shares by March 1, 2013, Liberty Silver will issue an additional 277,778 Liberty Silver common shares to Primus, thereby increasing the total aggregate number of shares issued to 2,861,111 shares at a deemed value of US$2,060,000  (US$0.72 per share); or

•

if a registration statement is not declared effective by the United States Securities Exchange Commission in respect of the Liberty Silver Shares by March 1, 2013, Liberty Silver will pay Primus US$200,000. As well, if the five-day weighted average trading price of Liberty Silver’s common shares on the Toronto Stock Exchange as of March 1, 2013 (the “Market Price”) exceeds US$0.72 per share, Liberty Silver will issue an additional number of Liberty Silver common shares to Primus equal to (a) 277,778 less (b) US$200,000 divided by the Market Price.

The total consideration for the acquisition of the Hi Ho Property will be applied to Liberty Silver’s expenditure commitment under its Earn-In Agreement with Renaissance pursuant to the applicable area of interest provisions.  With the addition of the Hi Ho Property payment, Liberty Silver will have contributed in excess of 85% of its required US$5 million expenditure commitment to earn its 70% interest in the project.  Pursuant to the terms of its Earn-In Agreement with Renaissance, the Company has until March 29, 2016 to incur the balance of its expenditure commitment and, in addition, produce a bankable feasibility study in the following year.

On October 19, 2012, the cease trade orders imposed by the Securities and Exchange Commission and the Ontario Securities Commission expired.  Trading in the Company’s shares on the TSX in Canada resumed on Monday, October 22, 2012.  The Company's stock was not immediately listed, traded or quoted on any of the OTC Markets.  The Company is taking steps to meet requirements necessary to permit its stock to resume trading on the OTCBB.  The Company’s stock may be traded in the US on the “grey market” or through US broker dealers who have access to the TSX.

The Company has evaluated subsequent events for the interim period ended September 30, 2012 through the date that the financial statements were issued, and concluded, aside from the foregoing, that there were no other events or transactions occurring during this period that required recognition or disclosure in its interim financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.  Liberty Silver will pay all expenses in connection with this offering.

SEC registration fee	$1,255.69
Legal fees and expenses	40,000.00	*
Accounting fees and expenses	5,000.00	*
Miscellaneous expenses	5,000.00	*
Total	$51,255.69	*

* Estimated

The Company has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the provisions of the Nevada Revised Statutes, a corporation incorporated under the laws of the State of Nevada, as we are, may generally indemnify its officers and directors, even in the absence of an agreement to do so, for expenses actually and reasonably incurred in connection with any action or proceeding:

(i)

    if such officer or director (a) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, (b) did not commit a breach of fiduciary duty of the type specified in Section 78.138 of the NRS, and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; or

(ii)

    with respect to an action by or in the right of the corporation, if such director or officer (a) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) did not commit a breach of fiduciary duty of the type specified in Section 78.138 of the NRS, except that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification under the foregoing provisions of the Nevada Revised Statutes, must be authorized upon a determination that such indemnification is proper: (i) by the stockholders, (ii) by a majority of a quorum of disinterested directors, or (iii) by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada Revised Statutes provide that a corporation incorporated under the laws of the State of Nevada, as we are, is required to indemnify directors and officers for any expenses, including attorneys’ fees, actually and reasonably incurred by any director or officer in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such director or officer because of his or her status as a director or officer, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.

The NRS prohibits indemnification of a director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the NRS may permit a director or officer to apply to the court for approval of indemnification even if the director or officer is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The NRS further provides that a corporation may purchase and maintain insurance for directors and officers against liabilities incurred while acting in such capacities regardless of whether the corporation has the authority to indemnify such persons under the NRS.

Our Articles of Incorporation provide for elimination of any liability of our directors and officers to the fullest extent permitted by Nevada law, and our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Nevada law.  In addition, as permitted by Nevada law, we have purchased and currently maintain insurance for officers and directors against liabilities incurred while acting in such capacities, including liabilities as to which we are not permitted to provide indemnification.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.

SALES OF UNREGISTERED SECURITIES

During the past three years the Company has issued the following securities without registration under the Securities Act of 1933:

Name	# of Shares	# of Warrants Issued **	Dated	Price per Share	Amount $	Notes
VP Bank Switzerland Ltd.	300,000	300,000	4.28.10	US $0.75	US $225,000	(1)
Black Lion Development Ltd.	200,000	200,000	5.03.10	US $0.75	US $150,000	(1)
CBH Compagnie Bancaire Helvetique SA	833,334	833,334	5.03.10	US $0.75	US $625,000	(1)
Geoffrey Bertram	200,000	100,000	7.25.11	CDN $0.55	CDN $110,000	(2)
Eosphoros Asset Management Fund I L.P.	250,000	125,000	8.17.11	CDN $0.55	CDN $137,500	(3)
Investor Company	750,000	375,000	8.17.11	CDN $0.55	CDN $412,500	(3)
Kathleen Peace	50,000	50,000	12.19.11	US $0.50	US $25,000	(4)
Joy L. Miko	310,000	310,000	12.19.11	US $0.50	US $155,000	(4)
George Wright	27,500	27,500	12.19.11	US $0.50	US $13,750	(4)
Robert Geoffrey Browne*	550,000	550,000	12.19.11	US $0.50	US $275,000	(4)
George R. Kent*	50,000	50,000	12.19.11	US $0.50	US $25,000	(4)
Greenbrook Capital Partners Inc.	50,000	50,000	12.19.11	US $0.50	US $25,000	(4)
W. Thomas Hodgson*	100,000	100,000	12.19.11	US $0.50	US $50,000	(4)
Stephen W. Stewart	100,000	100,000	12.19.11	US $0.50	US $50,000	(4)
Dr. Fred Kahn	250,000	250,000	12.19.11	US $0.50	US $125,000	(4)
Stewart McInnes	100,000	100,000	12.19.11	US $0.50	US $50,000	(4)

Paul Haggis	250,000	250,000	12.19.11	US $0.50	US $125,000	(4)
Tim Unwin *	50,000	50,000	12.19.11	US $0.50	US $25,000	(4)
Frank Salvatori	30,000	30,000	12.19.11	US $0.50	US $15,000	(4)
Robert Vistorino	20,000	20,000	12.19.11	US $0.50	US $10,000	(4)
Paul Fornazzari	40,000	40,000	12.19.11	US $0.50	US $20,000	(4)
1727326 Ontario Inc.	40,000	40,000	12.19.11	US $0.50	US $20,000	(4)
John David Gould	40,000	40,000	12.19.11	US $0.50	US $20,000	(4)
Reddhedd Holdings Inc.	200,000	200,000	12.19.11	US $0.50	US $100,000	(4)
William J. Tafuri	110,000	110,000	12.19.11	US $0.50	US $55,000	(4)
Richard Abraham	60,000	60,000	12.19.11	US $0.50	US $30,000	(4)
Karl P. Wohler	200,000	200,000	12.19.11	US $0.50	US $100,000	(4)
Look Back Investments Inc.	6,500,000	6,500,000	12.19.11	US $0.50	US $3,250,00	(5)
Look Back Investments Inc.	650,000	0	5.31.12	US $0.64	US $416,000	(6)
Geoffrey Bertram	100,000	0	9.28. 12	CDN $0.75	CDN $75,000	(7)
Parkwood LP Fund	300,000	0	10.03. 12	CDN $0.75	CDN $225,000	(8)
Primus Resources, L.C.	1,937,500	0	10.15.12	US $0.72	US $1,395,000	(9)
James A. Freeman	645,833	0	10.15.12	US $0.72	US $464,999.76	(9)

* Officer and/or Director of the Company.

** Each warrant entitles the holder to purchase one share of common stock.

 (1) On May 6, 2010, the Company completed a private placement offering of 1,333,334 Units at a price of $0.75 per Unit.   Each Unit consisted of one share of common stock and one warrant to purchase an additional share of common stock at a price of $1.25 per share at any time during the 24 months following the date of closing of the offering. The Units were offered and sold solely to persons outside the United States in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, for offerings made solely outside the United States to non-U.S. persons.

(2) On July 27, 2011, the Company issued 200,000 units (“Units”) for cash at CDN $0.55 (US $0.58) per Unit. Each Unit consisted of one common share and one half of one common share purchase warrant (each whole such warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.  The Units were offered and sold solely to persons outside the United States in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, for offerings made solely outside the United States to non-U.S. persons.

(3) On August 4, 2011, the Company issued 1,000,000 units (“Units”) for cash at CDN $0.55 (US $0.57) per Unit. Each Unit consisted of one common share and one half of one common share purchase warrant (each whole such warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of CDN$0.75 until the date which is 60 months following the closing date of the private placement offering (the “Warrant Term”), provided, however, that the Company may accelerate the Warrant Term under certain conditions.  The Units were offered and sold solely to persons outside the United States in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, for offerings made solely outside the United States to non-U.S. persons.

Eosphoros Asset Management Fund I LP is a private investment fund based in Toronto, Ontario, Canada.  EAM Inc., general partner of Eosphoros Asset Management Fund I LP, makes decisions as to the voting and disposition of the securities.

Investor Company is the nominee of an investment dealer, TD Securities Inc., and it is our understanding that the beneficial holder of these securities is Eosphoros Asset Management Fund I LP.

(4) On December 19, 2011, the Company completed a private placement offering, pursuant to which the Company raised a total of US $1,313,750 through the sale of 2,627,500 Units at a purchase price of US $0.50 per Unit; there were no underwriting discounts or commissions paid.  Each Unit consists of one share of common stock of the Company and one common stock purchase warrant (a “Warrant”).  Each whole Warrant entitles the holder to acquire one share of common stock at a price of US $0.65 for a period of two years following the date of the closing of the financing. The Units were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Section 4(2) and Regulation D thereunder, and Regulation S of the Securities Act.

Greenbrook Capital Partners Inc. a private Ontario, Canada company based in Toronto, Ontario.  W. Thomas Hodgson, officer of Greenbrook Capital Partners Inc., makes decisions as to the voting and disposition of the securities.

1727326 Ontario Inc. is a private Ontario, Canada company based in Toronto, Ontario.  Kevin O’Connor, officer of 1727326 Ontario Inc., makes decisions as to the voting and disposition of the securities.

Reddhedd Holdings Ltd. is a private Ontario, Canada company based in Toronto, Ontario.  Anne Unwin, officer of Reddhedd Holdings Ltd., makes decisions as to the voting and disposition of the securities.

(5) On November 10, 2011, the Company issued 6,500,000 subscription receipts (the “Subscription Receipts”) pursuant to a private placement at a price of US$0.50 per Subscription Receipt for gross proceeds of US$3,250,000; there were no underwriting discounts or commissions paid.  On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one unit of the Company (a “Unit”) as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange under the trading symbol, “LSL”, effective as of December 22, 2011.  Each Unit is comprised of one common share and one warrant (“Warrant”). Each Warrant is exercisable at a price of US$0.65 per share at any time until 5:00 p.m. (Toronto time) on December 31, 2013. The Units were offered and sold solely to persons outside the United States in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, for offerings made solely outside the United States to non-U.S. persons.

Look Back Investments Inc. is a private Panamanian company based in Panama.  Robert Genovese, officer of Look Back Investments Inc., makes decisions as to the voting and disposition of the securities.

(6) In conjunction with the issuance of Subscription Receipts identified in item (4) above, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investor, pursuant to which the Company agreed, following the conditional approval by the Toronto Stock Exchange, to file a registration statement on Form S-1 with the Securities and Exchange Commission which registers the common stock and common stock underlying the Warrants acquired by the investor for resale.  If the registration statement did not become effective on or before six months from the date of conditional approval by the Toronto Stock Exchange for the listing of the common stock of the Company, the investor would receive an additional common share for each ten (10) common shares.  On May 31, 2012, the Company issued 650,000 common shares in satisfaction of this contractual obligation, the value for which of $416,000 was determined by the closing market price of $0.64 per share on the date of issuance.

Look Back Investments Inc. is a private Panamanian company based in Panama.  Robert Genovese, officer of Look Back Investments Inc., makes decisions as to the voting and disposition of the securities.

(7) Effective September 28, 2012, 100,000 whole warrants were exercised for gross proceeds of CDN$ 75,000; the 100,000 shares of common stock issued as a result of the exercise of these warrants are included in this Registration Statement.

(8) Effective October 3, 2012, 300,000 whole warrants were exercised for gross proceeds of CDN$ 225,000; the 300,000 shares of common stock issued as a result of the exercise of these warrants are included in this Registration Statement.

Parkwood LP Fund. is an Ontario, Canada partnership formed under the Limited Partnership Act, R.S.O. 1990, based in Toronto, Ontario.  Parkwood GP Inc., a private Ontario, Canada Company, is the general partner of Parkwood LP Fund. Daniel Sternberg is the sole shareholder, officer and director of Parkwood GP Inc. and makes decisions as to the voting and disposition of the securities.

(9) On October 15, Liberty Silver issued 2,583,333 shares of common stock pursuant to an agreement with Primus Resources, L.C. and James A. Freeman to acquire approximately 100 acres located adjacent to the former Trinity Silver mine on the Trinity Project. The shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Section 4(2) and Regulation D thereunder.

Primus Resources L.C. is a Wyoming limited liability company based in Wyoming, James A. Marin, President and Managing Member of Primus Resources L.C., makes decisions as to the voting and disposition of the securities

ITEM 16.  EXHIBITS

3.1	Articles of Incorporation (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
3.2	Bylaws (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
3.3	Articles of Amendment (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on February 12, 2010).
3.3	Amended Bylaws (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 25, 2010).
3.4	Amended and Restated Bylaws of Liberty Silver Corp., December 14, 2011 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 14, 2011).
3.5	Amended and Restated Articles of Incorporation of Liberty Silver Corp, (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 28, 2012)
3.6	Amended and Restated Bylaws of Liberty Silver Corp., dated December 21, 2012. (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 28, 2012)
5.1	Opinion of Fox Rothschild LLP*
10.1	Mineral Property Purchase Agreement corporation (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
10.2	Exploration Earn-In Agreement dated March 29, 2010, by and between Liberty Silver Corp, a Nevada corporation, and AuEx Ventures, Inc., a Nevada corporation*.
10.3

Employment Agreement and accompanying Stock Option Agreement, dated October 18, 2010, by and between Liberty Silver Corp. and Geoff Browne (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 19, 2010).

10.4

Stock Option Agreement dated October 26, 2010 by and between Liberty Silver Corp. and Paul Haggis (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 27, 2010).

10.5

Stock Option Agreement dated October 26, 2010 by and between Liberty Silver Corp. and Timothy Unwin (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 27, 2010).

10.6

Stock Option Agreement dated October 26, 2010 by and between Liberty Silver Corp. and John Barrington (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 27, 2010).

10.7

Stock Option Agreement dated October 26, 2010 by and between Liberty Silver Corp. and George Kent (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 27, 2010).

10.8

Stock Option Agreement dated December 6, 2010 by and between Liberty Silver Corp. and W. Thomas Hodgson (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 6, 2010).

10.9	Liberty Silver Corp. Incentive Share Plan (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on May 3, 2011).
10.10

Liberty Silver Corp. Incentive Stock Option Agreement dated April 19, 2011 between Liberty Silver Corp. and William Tafuri (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on May 5, 2011).

10.11

Liberty Silver Corp. Non-Qualified Stock Option Agreement dated April 19, 2011 between Liberty Silver Corp. and John Barrington (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on May 5, 2011).

10.12	Subscription Agreement dated November 10, 2011 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on November 10, 2011).
10.13	Subscription Receipt and Escrow Agreement dated November 10, 2011 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on November 10, 2011).
10.14	Registration Rights Agreement dated November 10, 2011 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on November 10, 2011).
10.15	Purchase Agreement Hi Ho Silver Mining Claims dated October 15, 2012 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 16, 2012).*
10.16	Registration Rights Agreement dated October 15, 2012 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 16, 2012).
10.17	Memorandum of Exploration Earn-In Agreement, effective March 29, 2010*
10.18	Letter Agreement re Assignment of Exploration Earn-In Agreement, effective July 1, 2010*
23.1	Consent of Morrill & Associates, LLC*
23.2	Consent for Fox Rothschild LLP (Contained in Exhibit 5.1)*
23.3	Consent of Mine Development Associates*
101	SCH XBRL Schema Document *
101	INS XBRL Instance Document *
101	CAL XBRL Taxonomy Extension Calculation Linkbase Document*
101	LAB XBRL Taxonomy Extension Label Linkbase Document *

101	PRE XBRL Taxonomy Extension Presentation Linkbase Document *
101	DEF XBRL Taxonomy Extension Definition Linkbase Document*

* Filed Herewith

ITEM 17.  UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

\

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on January 24, 2013.

LIBERTY SILVER CORP.

Date: January 24, 2013	By:	/s/ Geoff Browne
	Name:	Geoff Browne
	Title:	Chief Executive Officer, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	January 24, 2013	By:	/s/ Geoff Browne
		Name:	Geoff Browne
		Title:	Chief Executive Officer, Principal Executive Officer, Director

Date:	January 24, 2013	By:	/s/ Manish Z. Kshatriya
		Name:	Manish Z. Kshatriya
		Title:	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer

Date:	January 24, 2013	By:	/s/ W. Thomas Hodgson
		Name:	W. Thomas Hodgson
		Title:	Director

Date:	January 24, 2013	By:	/s/ Timothy Unwin
		Name:	Timothy Unwin
		Title:	Director

Date:	January 24, 2013	By:	/s/ George Kent
		Name:	George Kent
		Title:	Director

Date:	January 24, 2013	By:	/s/ John Pulos
		Name:	John Pulos
		Title:	Director